                              SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by
/X/  Definitive Proxy Statement                      Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to [SECTION] 240.14a-11(c) or
     [SECTION] 204.14a-12

                             KEVLIN CORPORATION
       ---------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                             KEVLIN CORPORATION
       ---------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of Securities to which transaction applies:
            Common Stock, $.10 par value
    ----------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:
            3,123,729 shares
    ----------------------------------------------------------------------------
    3)  Per unit price or other underlying value of transaction computed pursuant to  Exchange Act Rule 0-11:
            $4.54
    ----------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:
            $14,181,730
    ----------------------------------------------------------------------------
    5) Total fee paid:
            $2,836.35
    ----------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    ----------------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------
    3)  Filing Party:

    ----------------------------------------------------------------------------
    4)  Date Filed:

    ----------------------------------------------------------------------------

                               KEVLIN CORPORATION
                                5 CORNELL PLACE
                        WILMINGTON, MASSACHUSETTS 01887


                                                                February 5, 1996

Dear Stockholder:

  You are cordially invited to attend a special meeting of stockholders to be held at 10:00 a.m., Eastern Time on March 7, 1996 at the offices of Kevlin at the address set forth above.

  At this meeting, you will be asked to approve the proposed merger of Kevlin into a subsidiary of Chelton Communications Systems, Inc. ("Chelton"). Chelton is a Delaware corporation engaged in the manufacture and sale of microwave waveguides and assorted electronics for application in radar and communication systems. If the merger is consummated, Kevlin will become a wholly-owned subsidiary of Chelton and Kevlin stockholders will receive $4.54 in cash for each share of Kevlin Common Stock.

  Details about the proposed merger are included in the attached Proxy Statement. I urge you to read these materials carefully. Approval of this important matter will require the affirmative vote of the holders of two-thirds of the common stock of Kevlin outstanding on January 16, 1996, the record date for the special meeting.

  Your Board of Directors believes that the merger is in the best interests of the stockholders of Kevlin and has unanimously approved the merger. In arriving at its decision, your Board of Directors carefully evaluated the consideration to be received by Kevlin's stockholders in the merger as a means of maximizing stockholder value.

  We appreciate the loyalty and support our stockholders have demonstrated over the years. We hope that you will continue this support by voting FOR the proposal now. I intend to vote FOR the proposal, and recommend that all stockholders do the same. Regardless of the number of shares you may own, it is important that your shares be represented at the meeting. Accordingly, please promptly sign and return your proxy card in the envelope provided whether or not you plan to attend the meeting. If you attend the meeting, you may vote in person whether or not you have previously returned your proxy.

                                       Sincerely,



                                       Jonathan D. Donaldson
                                       Chairman of the Board


NOTE:  PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THE PRESENT TIME.

                              KEVLIN CORPORATION
                               5 CORNELL PLACE
                       WILMINGTON, MASSACHUSETTS 01887
                                (508) 657-3900

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 7, 1996


  A Special Meeting of Stockholders of Kevlin Corporation ("Kevlin" or the "Company"), will be held on March 7, 1996, at 10:00 a.m. Eastern Time, at the offices of Kevlin, 5 Cornell Place, Wilmington, Massachusetts, for the following purposes:

(1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of December 6, 1995, as amended (the "Merger Agreement") among Chelton Communications Systems, Inc. ("Chelton"), Kevlin Acquisition Corp., a wholly-owned subsidiary of Chelton, and the Company; and

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on January 16, 1996, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof; only stockholders of record at the close of business on that date will be entitled to vote.

  If the Merger Agreement is approved by the stockholders at the meeting and effected by the Company, any stockholder (1) who files with the Company before the taking of the vote on the approval of the Merger Agreement, written objection to the proposed action stating that such stockholder intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of the Merger has or may have a right to demand in writing from the Company, within twenty days after the date of mailing to him of notice in writing that the Merger has become effective, payment for his shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 88 to 98 inclusive, of chapter 156B of the General Laws of Massachusetts.

  A proxy, which is solicited on behalf of the Board of Directors, is enclosed, together with a return envelope which requires no postage if mailed in the United States. The affirmative vote of at least two-thirds of the outstanding shares entitled to vote is required to approve the Merger Agreement. It is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE CLERK OF THE CORPORATION, OR BY GIVING ORAL NOTICE TO THE PRESIDING OFFICER DURING THE MEETING.

                             BY ORDER OF THE BOARD OF DIRECTORS


                             Jonathan D. Donaldson
                             Chairman of the Board

Wilmington, Massachusetts
February 5, 1996

                              KEVLIN CORPORATION
                               5 CORNELL PLACE
                       WILMINGTON, MASSACHUSETTS 01887

                               PROXY STATEMENT

                    FOR A SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 7, 1996

  This Proxy Statement (the "Proxy Statement") relates to the proposed acquisition of Kevlin Corporation ("Kevlin"), a Massachusetts corporation, by Chelton Communications Systems, Inc. ("Chelton"), a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger, dated as of December 6, 1995 (the "Merger Agreement"). It is being furnished to stockholders of Kevlin in connection with the solicitation of proxies by the Board of Directors of Kevlin for the special meeting of stockholders to be held on March 7, 1996 at 10:00 a.m., at the offices of Kevlin and any adjournments or postponements thereof (the "Special Meeting"). Only stockholders of record at the close of business on January 16, 1996 (the "Record Date") will be entitled to vote at the Special Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed or delivered to stockholders on or about February 5, 1996.

  At the Special Meeting, Kevlin will present a proposal to adopt the Merger Agreement. If the Merger Agreement is adopted and the other conditions set forth in the Merger Agreement are satisfied, Kevlin Acquisition Corp. ("Newco"), a wholly-owned subsidiary of Chelton, will be merged with and into Kevlin (the "Merger"), with the result that Kevlin will become a wholly-owned subsidiary of Chelton. Each outstanding share of the common stock, $0.10 par value, of Kevlin (the "Common Stock"), other than shares as to which appraisal rights have been perfected under Section 85 of the Massachusetts General Corporation Law, will be converted into the right to receive $4.54 in cash (the "Merger Consideration").

  Under Massachusetts law, Kevlin stockholders have certain dissenters' rights of appraisal in connection with the Merger. See "The Acquisition - Kevlin Stockholder Appraisal Rights."

  On the Record Date, Kevlin had outstanding 2,733,794 shares of Common Stock, which is its only outstanding class of capital stock. Each share of Common Stock is entitled to one vote for each matter submitted to a vote at the Special Meeting. A majority in interest of the outstanding Common Stock, represented at the Special Meeting in person or by proxy, constitutes a quorum for the transaction of business. The affirmative vote in favor of adopting the Merger Agreement by two-thirds of the outstanding Common Stock is a condition to both Kevlin's and Chelton's obligation to consummate the Merger.

  The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Clerk of Kevlin a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to approve the proposals set forth in the proxy.

  The date of this Proxy Statement is February 5, 1996, and it is first being mailed or delivered to Kevlin stockholders on or about that date.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by Kevlin with the Commission (File No. 0-10265) under the Exchange Act are incorporated by reference herein, except as superseded or modified herein:

  (1) Kevlin's annual report on Form 10-K for the year ended May 31, 1995, filed with the Commission on August 21, 1995.

  (2) Kevlin's quarterly reports on Form 10-Q for the quarters ended August 31, 1995 and November 30, 1995, filed with the Commission on October 4, 1995 and January 15, 1996, respectively.

  (3) Kevlin's current reports on Form 8-K dated October 13, 1995 and December 6, 1995, filed electronically with the Commission on January 22, 1996 and December 18, 1995, respectively.
  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS OF KEVLIN WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS WHICH RELATE TO KEVLIN (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THE INFORMATION INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM TIMOTHY
R. OAKES AT THE EXECUTIVE OFFICES OF KEVLIN, 5 CORNELL PLACE, WILMINGTON, MASSACHUSETTS 01887 (TELEPHONE (508) 657-3900). IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 23, 1996.

                              TABLE OF CONTENTS

SUMMARY........................................................  5
  The Parties..................................................  5
     Chelton...................................................  5
     Kevlin Acquisition Corp...................................  5
     Kevlin....................................................  5
  Corporate Actions............................................  5
     Newco Stockholder Consent.................................  5
     Special Meeting...........................................  5
  The Acquisition..............................................  6
     Merger....................................................  6
     Payment for Kevlin Securities.............................  6
     Treatment of Options......................................  6
     Market for Kevlin Shares..................................  7
     Reasons for the Acquisition...............................  7
     Recommendation of the Board of Directors of Kevlin........  7
     Interest of Certain Persons in the Matter to be Acted Upon  8
     Covenants.................................................  8
     Conditions of Merger; Termination.........................  8
     Breakup and Termination Fees..............................  8
     Accounting Treatment......................................  8
     Certain Federal Income Tax Consequences...................  9
     Appraisal Rights..........................................  9
  Selected Financial Data of Kevlin............................ 10

INTRODUCTION................................................... 11

CORPORATE ACTIONS.............................................. 11
  Newco Stockholder Consent.................................... 11
  Kevlin Stockholder Meeting................................... 11

THE ACQUISITION................................................ 12
  Principal Terms.............................................. 12
  Background of the Acquisition................................ 13
  Kevlin's Reasons for the Acquisition......................... 13
  Merger and Effective Time.................................... 14
  Conversion of Kevlin Common Stock............................ 14
  Treatment of Options......................................... 14
  Surrender of Certificates.................................... 15
  Interest of Certain Persons in the Matter to be Acted Upon... 15
  Representations, Warranties and Covenants.................... 16
  Conditions of Merger......................................... 17
  Termination.................................................. 17
  Waiver and Amendment......................................... 17
  Breakup and Termination Fees; No Solicitation................ 18
  Expenses..................................................... 18
  Regulatory Matters........................................... 18
  Accounting Treatment......................................... 18
  Certain Federal Income Tax Consequences...................... 18

                                     -3-

  Kevlin Stockholder Appraisal Rights.......................... 19

KEVLIN CORPORATION SUBSEQUENT EVENTS........................... 20

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL STOCKHOLDERS AND
  MANAGEMENT................................................... 21

  Shares Held by the ESOP...................................... 22

SOLICITATION COMPENSATION...................................... 22

OTHER MATTERS.................................................. 22

ACCOMPANYING KEVLIN REPORTS.................................... 22

STOCKHOLDER PROPOSALS.......................................... 22

EXHIBIT A - Agreement and Plan of Merger.......................A-1
EXHIBIT B - Sections 85 to 98 of the Massachusetts Business
            Corporation Law....................................B-1


                                   SUMMARY

  The following summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the exhibits hereto. You are urged to read this Proxy Statement, the Merger Agreement, which is attached hereto as Exhibit A and incorporated herein by reference, and the other exhibits attached hereto, in their entirety. Cross-references in this summary are to captions in this Proxy Statement.

                                 THE PARTIES

CHELTON

  Chelton is a Delaware corporation which, through its subsidiaries, designs, manufactures and markets (i) a wide range of microwave components and subsystems primarily for use on sophisticated ground and airborne surveillance radar applications and (ii) airborne and ground antennas and associated products. Chelton is owned (through subsidiaries) by Cobham plc, an English company listed on the London Stock Exchange that is engaged in the design, manufacture and sale of various equipment, specialized systems and components used in the aerospace, defense, energy and electronic industries.

  Chelton's executive offices are located at 179 Avenue of the Commons, Suite One, Shrewsbury, New Jersey 07702. Its telephone number is (908) 935-9518.

KEVLIN ACQUISITION CORP.

  Kevlin Acquisition Corp. ("Newco") is a wholly-owned subsidiary of Chelton incorporated in Massachusetts in 1995 for the sole purpose of effecting the Merger. Newco's executive offices are located at 179 Avenue of the Commons, Suite One, Shrewsbury, New Jersey 07702. Its telephone number is (908) 935-9518.

KEVLIN

  Kevlin designs, manufactures and sells microwave components and subsystems. These products are used in radar systems by domestic and foreign customers, representing commercial, air traffic control and defense industries. Kevlin's principal executive offices are located at 5 Cornell Place, Wilmington, Massachusetts 01887. Its telephone number is (508) 657-3900.

                              CORPORATE ACTIONS

NEWCO STOCKHOLDER CONSENT

  Chelton, as the holder of all of the outstanding shares of common stock of Newco, intends to approve the Merger by written consent. The written consent will constitute the corporate action required under Massachusetts law.

SPECIAL MEETING

  Time, Place and Purpose. The Special Meeting will be held on March 7, 1996, at 10:00 a.m. Eastern Time, at the offices of Kevlin, 5 Cornell Place, Wilmington, Massachusetts 01887. At the Special Meeting, the stockholders of Kevlin will be asked to approve and adopt the Merger Agreement.

  Required Vote. The affirmative vote of the holders of two-thirds of the shares of Kevlin Common Stock outstanding as of the Record Date (as defined below) is required to approve and adopt the Merger Agreement. Such approval and adoption is a condition to consummation of the Merger. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but, since the affirmative vote of two-thirds of outstanding shares is required to approve the Merger Agreement, such actions will have the effect of a negative vote. See "Corporate Actions - Kevlin Stockholder Meeting." The officers and directors of Kevlin and their affiliates hold shares of Kevlin Common Stock representing approximately 18.7% of the outstanding shares of Kevlin Common Stock (excluding shares which such persons have the right to acquire upon the exercise of stock options).

  Record Date and Stockholder Information. The Board of Directors of Kevlin has fixed the close of business on January 16, 1996 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). At the close of business on the Record Date, 2,733,794 shares of Kevlin Common Stock were outstanding. The directors and executive officers of Chelton beneficially own no shares of Kevlin Common Stock, and Chelton and its subsidiaries own no such shares. The directors and executive officers of Kevlin and their affiliates own no shares of the common stock of Cobham plc. There are no related-party affiliations among Cobham plc and Chelton and the Company. See "Corporate Actions - Kevlin Stockholder Meeting."
                               THE ACQUISITION

MERGER

  This Proxy Statement relates to the proposed acquisition of Kevlin by Chelton to be effected by the Merger of Newco with and into Kevlin. In the Merger, each share of Kevlin Common Stock outstanding as of the Effective Time, as defined below, will be converted into the right to receive $4.54 in cash. Upon consummation of the Merger, Kevlin will be the surviving corporation in the Merger (the "Surviving Corporation") and will conduct the business of Kevlin as a wholly-owned subsidiary of Chelton.

  The Merger will become effective as soon as practicable after satisfaction or waiver of all conditions to the Merger and at the time and on the date Articles of Merger are duly filed with the Secretary of the Commonwealth of Massachusetts, or at such later time and date as is specified as the effective time of the Merger therein (the "Effective Time"). See "The Acquisition - Merger and Effective Time." Assuming all conditions to the Merger are met, or waived where permissible, it is expected that the Effective Time will occur on March 7, 1996, or as soon thereafter as practicable.

PAYMENT FOR KEVLIN SECURITIES

  As a result of the Merger, at the Effective Time all outstanding shares of Kevlin Common Stock (other than shares of holders who perfect dissenters' rights under Massachusetts law ("Kevlin Dissenting Shares"), and shares held by any subsidiary of Kevlin) will be converted into the right to receive $4.54 in cash (the "Merger Consideration").

TREATMENT OF OPTIONS

  Chelton's obligations under the Merger Agreement are conditioned upon, among other things, all outstanding options to purchase shares of Kevlin Common Stock being exercised or terminated at or prior to the closing of the Merger.
Holders of such options will be permitted, prior to the termination of the option, to pay the exercise price of the option with shares of Common Stock acquired on exercise. The effect of this will be to permit the optionholder, upon consummation of the Merger, to receive an amount of cash equal to the difference between the exercise price of the option and the Merger Consideration without the need to make any significant cash investment to exercise the options. See "The Acquisition - Treatment of Options" and "-Interest of Certain Persons in the Matter to be Acted Upon."

MARKET FOR KEVLIN SHARES

  Kevlin Common Stock is listed on Nasdaq and designated a Nasdaq National Market security, trading under the symbol "KVLM". On October 11, 1995, the last trading day prior to the first public announcement of the agreement for the Merger, the high and low sale prices of Kevlin Common Stock as reported by Nasdaq were $4.125 and $4.00, and the closing sale price on such date was $4.00. Upon the consummation of the Merger, Kevlin will cease to be a company whose stock is registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and will, therefore, no longer be subject to the reporting requirements of the Exchange Act.

REASONS FOR THE ACQUISITION

  CHELTON

  Chelton believes that Kevlin's development and sales of rotary couplers for military and commercial radars and air traffic control ("ATC") systems is a natural extension of Chelton's air and ground antenna and microwave product lines. Kevlin's defense, ATC and international markets are well known to Chelton, and Chelton believes that a synergy will be obtained through combined sales and marketing efforts, especially in the international arena.

  KEVLIN

  The Board of Directors of Kevlin has unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends that the stockholders of Kevlin vote in favor of the adoption of the Merger Agreement.

  In evaluating the transaction, the Kevlin Board of Directors was furnished with and considered the most recent financial statements of Kevlin, reports from management on management's plans for expansion into additional related testing markets and reports regarding Kevlin's future financing needs. After considering the available alternatives and the immediate and foreseeable prospects for Kevlin, the Board of Directors of Kevlin concluded that the Merger is in the best interests of the stockholders of Kevlin, that the Merger offers the greatest immediate and long-term value to the stockholders and that the Merger provides the best prospect to serve the needs of each other constituency of Kevlin, including its employees and customers. Specifically, the Board of Directors concluded that (i) the Merger enhances stockholder value and liquidity by providing a Merger Consideration that is 182% higher than the price of the Kevlin Common Stock at the end of fiscal 1995, (ii) the Merger would enable Kevlin to expand strategically its global presence and diversify into other markets by combining Kevlin's sales organization with the world-wide organization of Chelton, and (iii) the Merger has the potential to improve Kevlin's operational capabilities through Kevlin's association with Chelton and its affiliates and their management team, additional capital resources and manufacturing facilities and capabilities. See "The Acquisition - Kevlin's Reasons for the Acquisition."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF KEVLIN

  THE BOARD OF DIRECTORS OF KEVLIN UNANIMOUSLY RECOMMENDS THAT THE KEVLIN STOCKHOLDERS VOTE THEIR SHARES OF KEVLIN COMMON STOCK IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

INTEREST OF CERTAIN PERSONS IN THE MATTER TO BE ACTED UPON

  In connection with the Merger, the Board of Directors of Kevlin has approved a payment, upon the completion of the Merger, to each of the Company's non-employee directors (Jonathan Donaldson, Howard Mileaf and Carmine Vittoria) of a specified percentage of the aggregate amount calculated by the application of the so-called "Lehman Formula" to the aggregate Merger Consideration. Consequently, if the Merger is completed, Messrs. Donaldson, Mileaf and Vittoria will receive $215,068, $30,724 and $10,241, respectively, or 84%, 12% and 4%, respectively, of an aggregate amount of $256,033. In addition, Messrs. Bandrowski, Moran, Peters, Ricci and Williams are parties to executive severance agreements with the Company that contain "change in control" provisions. See "The Acquisition - Interest of Certain Persons in the Matter to be Acted Upon."

COVENANTS

  Kevlin and Chelton have made certain covenants and agreements with each other in the Merger Agreement relating to, among other things, (i) the conduct of Kevlin's business, (ii) access to information, (iii) obtaining necessary consents, and (iv) the preparation of this Proxy Statement and other matters. Kevlin has also agreed that it will not enter into negotiations with or solicit offers from third parties regarding a potential acquisition of Kevlin, and will notify Chelton promptly of any such offer received by either of them. See "The Acquisition - Representations, Warranties and Covenants."

CONDITIONS OF MERGER; TERMINATION

  In addition to the approval of the Merger Agreement by the stockholders of Kevlin, the respective obligations of Chelton and Kevlin to consummate the Merger are subject to certain conditions, including that (i) all representations and warranties contained in the Merger Agreement be correct as of the Effective Time; (ii) certain covenants and agreements contained in the Merger Agreement have been performed or waived prior to the Effective Time;
(iii) the parties have received the legal opinions and other documents described in the Merger Agreement; (iv) the absence of litigation against Kevlin or Chelton with respect to the Merger; and (v) the receipt of all necessary consents to the Merger. See "The Acquisition - Conditions of Merger."

  The Merger Agreement may be terminated prior to the Effective Time under certain circumstances, including at the election of the Board of Directors of Kevlin or Chelton on or after March 31, 1996 if any of the conditions to its obligation to consummate the Merger has not been fulfilled (provided that the terminating party is not in material breach of its representation, warranties or obligation under the Merger Agreement). Either Kevlin or Chelton may be obligated, upon a termination of the Merger Agreement under certain circumstances, to reimburse the other party up to $150,000 for expenses incurred in connection with the Merger. See "The Acquisition - Termination."

BREAKUP AND TERMINATION FEES

  If, prior to termination of the Merger Agreement, certain events occur which could preclude the Merger, Chelton may be obligated to pay a fee of $1,000,000 (the "Breakup Fee") to Kevlin. Upon termination, Kevlin may under certain circumstances, be obligated to pay a fee of $1,000,000 (the "Termination Fee") to Chelton. See "The Acquisition - Breakup and Termination Fees; No Solicitation."

ACCOUNTING TREATMENT

  If the Merger is consummated, Chelton expects to account for the Merger using the purchase method of accounting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger will be treated as a taxable sale of the Kevlin Common Stock. Kevlin stockholders will be treated as if they sold their shares in a fully taxable transaction for the cash they will receive. See "The Acquisition - Certain Federal Income Tax Consequences."

APPRAISAL RIGHTS

  The Massachusetts Business Corporation Law (the "MBCL") gives Kevlin's stockholders the right to dissent from the Merger. Kevlin stockholders who dissent from the Merger in accordance with the MBCL have the right to be paid the "fair value" of their shares as of the date preceding the Special Meeting (excluding any appreciation or depreciation in anticipation of the Merger). In order to exercise these appraisal rights, a Kevlin stockholder must file a written objection to the Merger with Kevlin prior to the taking of the vote thereon, must not vote in favor of the Merger and must follow the other procedures described by the MBCL. See "The Acquisition - Kevlin Stockholder Appraisal Rights."

                                                SELECTED FINANCIAL DATA OF KEVLIN

        The selected financial data set forth below for Kevlin as of and for  each of the fiscal years ended May 31 are derived from the audited  financial statements of the Company.  The summary financial data set  forth below for Kevlin as of and for the six month periods ended  November 30, 1995 and 1994 are derived from its unaudited financial  statements, which in the opinion of management of Kevlin contain all  adjustments necessary for the fair presentation of this information.

                                                                                                            Six Months Ended
                                                               Fiscal Year Ended May 31,                 November 30,  November 30,
                                       ----------------------------------------------------------------  --------------------------
                                            1995        1994           1993          1992         1991         1995          1994
                                            ----        ----           ----          ----         ----         ----          ----
                                                          (Amounts in thousands, except per share and share data)
Total sales........................    $   11,065   $   10,679    $   10,541    $   10,354   $    9,346   $    5,185     $    5,580
Income from continuing operations..           552          340           425           858          505         (831)           304
Net income (loss)..................           552       (1,430)          122           620          554         (831)           304
Income from continuing operations
   per share.......................          0.19         0.12          0.15          0.30         0.18        (0.28)          0.11
Net income (loss) per share.......     $     0.19   $    (0.52)   $     0.04    $     0.22   $     0.20   $    (0.28)    $     0.11
                                       ==========   ==========    ==========    ==========   ==========   ==========     ==========
Common and common equivalent
   shares outstanding.............      2,857,336    2,765,099     2,798,632     2,835,202    2,789,345    3,006,507      2,864,780
                                       ==========   ==========    ==========    ==========   ==========   ==========     ==========

Financial Ratios at End of Period:
   Return on (based on income from
   continuing operations):
     Sales.........................           5.0%         3.2%          4.0%          8.3%         5.4%       (16.0%)          5.4%
     Period end Assets.............           5.0%         3.4%          3.8%          8.5%         5.4%        (8.0%)          3.1%
     Period end equity.............           7.2%         4.9%          5.0%         10.3%         6.7%       (12.1%)          4.1%

Financial Positions at End of Period:
     Working capital................   $    6,831   $    6,473    $    4,831    $    5,523   $    5,674   $    6,090     $    6,801
     Total assets...................       11,084        9,868        11,085        10,126        9,379       10,394          9,804
     Stockholders' equity...........        7,632        7,000         8,476         8,299        7,527        6,863          7,358
     Stockholders' equity per
        common share................   $     2.83   $     2.64    $     3.16    $     3.13   $     2.95   $     2.51     $     2.74

Other Statistics:
     New orders.....................   $   10,524   $   11,704    $    9,600    $    8,746   $   12,846   $    4,002     $    4,624
     Backlog at end of period.......        7,264        7,789         6,765         7,706        9,314        6,071          6,854
     Capital expenditures, net......          144          220           372            98          127           81             93
     Product development
        expense.....................   $      289   $      288    $      398    $      409   $      189   $      254     $      150

                                 INTRODUCTION

  This Proxy Statement is being furnished to the stockholders of Kevlin in connection with the solicitation of proxies by the Board of Directors of Kevlin to be voted at the Special Meeting, and at any adjournment or postponement thereof.

                              CORPORATE ACTIONS

NEWCO STOCKHOLDER CONSENT

  In connection with the Merger, Chelton, as the holder of all the outstanding shares of Newco common stock, has approved the Merger Agreement by written consent. The written consent constitutes the required corporate action under Massachusetts law.

KEVLIN STOCKHOLDER MEETING

  THE SPECIAL MEETING. The Special Meeting will be held on March 7, 1996, at 10:00 a.m. Eastern Time, at the offices of Kevlin, 5 Cornell Place, Wilmington, Massachusetts 01887. The purpose of the Special Meeting is to obtain stockholder approval with regard to the Merger Agreement. Each Kevlin stockholder of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. At that date, there were 2,733,794 shares of Kevlin Common Stock outstanding which were held of record by approximately 550 holders. Each share of Kevlin Common Stock is entitled to one vote.

  All proxies that are properly executed and returned, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions thereon. With regard to any other business not specified above that may properly come before the Special Meeting, shares represented by properly executed proxies will be voted at the discretion of the persons named in the relevant proxy. The execution of a proxy will not affect a stockholder's right to attend the Special Meeting and vote in person.

  REQUIRED VOTE. The affirmative vote of the holders of at least two-thirds (2/3rds) of the outstanding Kevlin Common Stock is required to approve and adopt the Merger Agreement. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but, since the affirmative vote of two-thirds of outstanding shares is required to approve the Merger Agreement,
such actions will have the effect of a negative vote.   No vote of Chelton
stockholders is required, or will be sought, to consummate the transaction.

  THE BOARD OF DIRECTORS OF KEVLIN HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF THE MERGER AGREEMENT. See "Summary - Recommendation of the Board of Directors of Kevlin," "The Acquisition - Background of the Acquisition" and "The Acquisition - Kevlin's Reasons for the Acquisition."

  PURPOSE OF THE MEETING. At the Special Meeting, the stockholders of Kevlin will consider and vote upon the approval and adoption of the Merger Agreement under which (i) the Merger and the other transactions contemplated by the Merger Agreement are to be consummated, (ii) holders of Kevlin Common Stock are to receive the Merger Consideration in exchange for the Kevlin Common Stock held by each of them as of the Effective Time of the Merger, and (iii) Kevlin is to become a wholly-owned subsidiary of Chelton. See "The Acquisition - Merger and Effective Time," " - Conversion of Kevlin Common Stock" and " - Treatment of Options."

  The MBCL gives Kevlin's stockholders the right to dissent from the Merger. Kevlin stockholders who dissent from the Merger in accordance with the MBCL have the right to be paid the "fair value" of their shares as of the date preceding the Kevlin Special Meeting (excluding any appreciation or depreciation in anticipation of the Merger). In order to exercise these appraisal rights under the MBCL, a Kevlin stockholder must file a written objection to the

Merger with Kevlin prior to the taking of the vote thereon, must not vote in favor of the Merger and must follow the other procedures described by the MBCL. See "The Acquisition - Kevlin Stockholder Appraisal Rights."

  ANY KEVLIN STOCKHOLDER GIVING A PROXY HAS THE POWER TO REVOKE THE PROXY PRIOR TO ITS EXERCISE. A PROXY MAY BE REVOKED BY (A) FILING WITH THE CLERK OF KEVLIN, AT OR BEFORE THE TAKING OF THE VOTE AT THE KEVLIN SPECIAL MEETING, (1) A WRITTEN NOTICE OF REVOCATION SPECIFYING THE NUMBER OF SHARES AND CLEARLY IDENTIFYING THE PROXY TO BE REVOKED OR (2) DULY EXECUTING AND FILING A NEW PROXY BEARING A LATER DATE, OR (B) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY). ANY WRITTEN NOTICE OF REVOCATION OR SUBSEQUENT PROXY SHOULD BE SENT AND DELIVERED TO KEVLIN CORPORATION, 5 CORNELL PLACE, WILMINGTON, MASSACHUSETTS 01887, ATTENTION: CLERK, OR HAND DELIVERED TO THE CLERK OF KEVLIN AT OR BEFORE THE TAKING OF THE VOTE AT THE SPECIAL MEETING.

  MISCELLANEOUS. The expenses of soliciting proxies for the Special Meeting are to be paid by Kevlin. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by Beacon Hill Partners, Inc. who has been retained by Kevlin to assist in such solicitation. See "Solicitation Compensation."

  If you have any questions about giving your Kevlin proxy or require assistance, please contact either of the following persons:

                               Timothy R. Oakes
                              Kevlin Corporation
                               5 Cornell Place
                       Wilmington, Massachusetts 01887
                                (508) 657-3900
                                      or
                          Beacon Hill Partners, Inc.
                               90 Broad Street
                          New York, New York  10004
               Attention: Mr. Edward McCarthy, Managing Director
                                (800) 755-5001
                               THE ACQUISITION

  The detailed terms of and conditions to the consummation of the Merger are contained in the Merger Agreement, a conformed copy of which is attached hereto as Exhibit A and incorporated herein by reference. The following discussion sets forth a description of the material terms and conditions of the Merger Agreement. The description in this Proxy Statement of the terms and conditions to the consummation of the Merger is qualified by, and made subject to, the more complete information set forth in the Merger Agreement.

PRINCIPAL TERMS

  The Merger Agreement provides for the merger of Newco, a wholly-owned subsidiary of Chelton, with and into Kevlin. If the Merger Agreement is approved and adopted by the stockholders of Kevlin, certain additional conditions are satisfied or waived and the Merger is consummated, Kevlin will be the Surviving Corporation in the merger with Newco and will conduct the business of Kevlin as a wholly-owned subsidiary of Chelton.

  As a result of the Merger, at the Effective Time the Kevlin Common Stock then outstanding will be converted as provided in the Merger Agreement into the right to receive the Merger Consideration, which equals $4.54 per share of Kevlin Common Stock. See "The Acquisition - Conversion of Kevlin Common Stock."

  For a description of the procedures for exchanging Kevlin Common Stock for the Merger Consideration, see "The Acquisition - Surrender of Certificates."

BACKGROUND OF THE ACQUISITION

  Beginning in July 1995, Kevlin began the process of entertaining bids from potential acquirors. From August through October of 1995, Kevlin received a series of competing bids from three companies, Schleifring und Apparatebau GmbH ("Schleifring"), Kaydon Corporation ("Kaydon") and Chelton, which bids ranged from a bid made in September by Chelton of $3.80 per share of Kevlin Common Stock to Chelton's bid in October of $4.68 per share of Kevlin Common Stock. The terms of the offers received by the Company were substantially similar, with the distinguishing feature of each of the offers being the per share purchase price. In September 1995, Kevlin entered into a letter of intent with Schleifring with a purchase price of $4.28 per share of Kevlin Common Stock. Kevlin received a bid from Kaydon Corporation at a price of $4.50 per share of Kevlin Common Stock a few days later, terminated the letter of intent with Schleifring and entered into a letter of intent with Kaydon Corporation on September 15, 1995. Subsequent to signing such letter of intent, Kevlin received an offer from Chelton and, following discussions with Chelton, the Company exercised its right under the letter of intent with Kaydon to terminate upon payment of $300,000 and then entered into a letter of intent which was signed on October 13, 1995 by Chelton and Kevlin (the "Letter of Intent"). In determining to enter into the Letter of Intent, in addition to the higher bid made by Chelton, the Board of Directors also considered the fact that Chelton had recently acquired another company with a related product line that is located near the Company, which, in the opinion of the Board of Directors, created a synergistic opportunity.

  In the Letter of Intent, Kevlin agreed to negotiate in good faith exclusively with Chelton for a limited period with respect to the acquisition by Chelton of Kevlin in exchange for $4.68 per share of Kevlin Common Stock. Chelton agreed that it would pay Kevlin the Breakup Fee if the acquisition is not completed by Chelton, except as a result of certain events, provided that Kevlin has adhered to the terms of the Letter of Intent in all material respects. Further due diligence activities and negotiations led to a reduction in the Merger Consideration to $4.54 per share of Kevlin Common Stock, primarily due to the fact that Kevlin's preliminary operating results for the fiscal quarter ended November 30, 1995 and a preliminary evaluation of the gross margins for such quarter indicated lower than historical margins. The parties signed the Merger Agreement on December 6, 1995.

KEVLIN'S REASONS FOR THE ACQUISITION

  The Board of Directors of Kevlin has unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends that the stockholders of Kevlin vote in favor of the adoption of the Merger Agreement.

  In evaluating the transaction, the Kevlin Board of Directors was furnished with and considered the most recent financial statements of Kevlin, reports from management on management's plans for expansion into additional related testing markets and reports regarding Kevlin's future financing needs. After considering the available alternatives and the immediate and foreseeable prospects for Kevlin, the Board of Directors of Kevlin concluded that the Merger is in the best interests of the stockholders of Kevlin, that the Merger offers the greatest immediate and long-term value to the stockholders currently available and that the Merger provides the best prospect to serve the needs of Kevlin, including its employees and customers. Specifically, the Board of Directors concluded the following:

  First, the Merger enhances stockholder value and liquidity. The Merger Consideration is 208% higher than the average price of the Kevlin Common Stock over the last five fiscal years and 182% higher than the price of the Kevlin Common Stock at the end of fiscal year 1995. In addition, the Merger Consideration is higher than any other bid received by Kevlin, and, in the opinion of the Board of Directors, represents the highest value for the Company that can currently be obtained. In view of the competitive bid process described under "Background of the Acquisition" above, the Board of Directors of the Company did not consider it necessary to consider other transactions involving similar companies in evaluating the adequacy of the Merger Consideration.

  Second, the Board of Directors believes that the Merger would enable Kevlin to expand strategically its global presence and diversify into other markets. Kevlin's sales organization is strengthened by combining its existing network with the world-wide organization of Chelton.

  Finally, the Board of Directors believes that the Merger has the potential to improve Kevlin's operational capabilities through Kevlin's association with Chelton and its affiliates and their management team, additional capital resources and manufacturing facilities and capabilities. In addition, the benefit of a larger engineering team would enable the combined company to develop more complex systems for continued growth in markets such as air traffic control radars, satellite communications systems and commercial positioning and mapping systems.

MERGER AND EFFECTIVE TIME

  It is expected that the consummation of the transactions contemplated by the Merger Agreement will take place on March 7, 1996 (the "Closing Date").

  The date and time of the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts, or such later time as specified therein, shall be the Effective Time of the Merger. Kevlin and Chelton will cause the Articles of Merger to be filed and recorded as soon as practicable on or after the satisfaction or waiver of all conditions to the Merger. It is expected that the Articles of Merger will be filed on the Closing Date.

CONVERSION OF KEVLIN COMMON STOCK

  As a result of the Merger, at the Effective Time each outstanding share of Kevlin Common Stock (other than shares of holders who perfect dissenters' rights under Massachusetts law ("Kevlin Dissenting Shares"), and shares held by any subsidiary of Kevlin) will be converted into the right to receive $4.54 (the "Merger Consideration").

TREATMENT OF OPTIONS

  Chelton's obligations under the Merger Agreement are conditioned upon, among other things, all outstanding options to purchase shares of Kevlin Common Stock being exercised or terminated at or prior to the closing of the Merger. Pursuant to the terms of the Company's 1990 Incentive Stock Option Plan, the Company intends to notify each optionholder that all outstanding options will be terminated at the Effective Time. Holders of all outstanding options (including options granted under the Company's 1980 Stock Option Plan) will be permitted, prior to the termination of the option, to exercise such options by paying in cash only an amount necessary to acquire a number of shares of Common Stock with a value equal to the exercise price for an additional exercise under the option. Thereafter, additional exercises shall be made successively by the exchange of shares with a value equal to the exercise price of the option, with each additional exercise resulting in the issuance of additional shares, until the option has been exercised in full. Such "pyramiding" transactions shall occur simultaneously and shall result in the holder of an option receiving a number of shares with a value equal to the difference between the aggregate exercise price of all options held by such holder and the aggregate market value of all shares receivable upon exercise. An optionholder will be permitted to indicate that such option exercise is to be conditioned upon, and occur immediately following, the satisfaction of all closing conditions for the Merger, so that an option will not be exercised if the Merger does not occur. The Closing of the Merger will occur immediately after the exercise of such options. No stock certificates will be issued upon the exercise of the option, but each optionholder who exercises his options will be a holder of record in Kevlin's stock records and entitled to receive the appropriate Merger Consideration in connection with the Merger. Upon the consummation of the Merger and the payment of the Merger Consideration to all Kevlin stockholders (including holders of shares of Kevlin Common Stock issued pursuant to the exercise of options), each person who had previously held options and exercised such options as described above will have received an amount of cash equal to the difference between the exercise price of the option and the Merger Consideration.

SURRENDER OF CERTIFICATES

  The Paying Agent will exchange Kevlin Common Stock certificates for an amount of cash into which each certificate represents the right to receive. As soon as practicable after the Effective Time, the Paying Agent will mail to all holders of record of Kevlin Common Stock at the Effective Time instructions for surrendering their Kevlin Common Stock certificates in exchange for cash equal to the Merger Consideration. KEVLIN STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF INSTRUCTIONS FROM THE PAYING AGENT. Upon surrender of a Kevlin Common Stock certificate for cancellation to the Paying Agent, the holder of such certificate shall be entitled to receive in exchange cash in an amount equal to $4.54 for each share previously represented by such certificate. Surrendered certificates shall forthwith be cancelled. Until surrendered, each Kevlin Common Stock certificate shall represent for all purposes the right to receive cash equal to the Merger Consideration. Any Kevlin Common Stock certificates surrendered for exchange more than six months after the Effective Time must be surrendered directly to the Surviving Corporation instead of the Paying Agent.

  If any Merger Consideration is to be paid to a person other than the person in whose name the Kevlin Common Stock certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Paying Agent all documents necessary to evidence and effect such transfer and pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

  At the Effective Time, the stock transfer books of Kevlin shall be closed and no transfer of Kevlin Common Stock shall thereafter be made on those stock transfer books.

INTEREST OF CERTAIN PERSONS IN THE MATTER TO BE ACTED UPON
  In July 1995, the Board of Directors of Kevlin elected Jonathan Donaldson Chairman of the Board of Directors and asked him to concentrate his efforts toward exploring the opportunity of having the Company acquired in a manner as to optimize stockholder value. At that time, the Board of Directors agreed that Mr. Donaldson would be paid a salary for his efforts and a success fee in an amount to be determined by the Board of Directors. In response, Mr. Donaldson later formed a committee consisting of himself and the Company's two other non-employee directors (Howard Mileaf and Carmine Vittoria) to serve as advisors to the Company on this matter and to negotiate with potential acquirors. In connection with the Merger, the Board of Directors of Kevlin has approved a payment, upon the completion of the Merger, to each of the members of this committee of a specified percentage of the aggregate amount calculated by the application of the so-called "Lehman Formula" to the aggregate Merger Consideration. The aggregate Merger Consideration is expected to be $14,181,730, and the application of the Lehman Formula to this amount yields an aggregate payment amount of $256,033. Mr. Donaldson requested that the payment be shared among the members of the committee in proportion to the amount of effort each person contributed to the goal. Consequently, if the Merger is completed, Messrs. Donaldson, Mileaf and Vittoria will receive $215,068,
$30,724 and $10,241 respectively, or 84%, 12% and 4%, respectively, of the aggregate amount to be paid. This payment was approved by the Board of Directors to compensate these directors for the successful efforts undertaken by them in connection with the Merger. Approval of such payments by Kevlin's Board of Directors occurred prior to the Merger negotiations and, therefore, may have created a conflict of interest for the non-employee directors in the negotiation of the Merger Consideration and the approval of the Merger.

  All persons who hold outstanding options to purchase shares of Kevlin Common Stock, including officers, directors and affiliates of the Company, will be permitted to exercise such options through "pyramiding" transactions, as described under "The Acquisition - Treatment of Options." By exercising options through pyramiding, each optionholder will receive, upon consummation of the Merger, an amount in cash equal to the spread between the exercise price of such options and the Merger Consideration. The following table sets forth the amount to be received by each person who has served as an executive officer or director of the Company since June 1, 1994, the beginning of the Company's last fiscal year, as a result of pyramiding:

                                      Amount of Cash
          Optionholder                to be Received
          ------------                --------------
          Jeffrey A. Bandrowski         $       0
          Jonathan D. Donaldson         $  12,850
          James J. Connolly             $  32,375
          David V. Harkins              $ 115,125
          Ernest W. Lattanzi            $ 173,400
          Howard A. Mileaf              $  12,850
          John J. Moran                 $ 130,225
          D. Wayne Peters               $  26,000
          Robert M. Ricci               $  53,475
          Carmine Vittoria              $  26,650
          Arthur C. Williams            $ 635,238

See also "Securities Beneficially Owned By Principal Stockholders and
Management."

        Messrs. Jeffrey Bandrowski, John Moran, Wayne Peters, Robert Ricci and Arthur Williams are parties to executive severance agreements with the Company that contain "change in control" provisions. The proposed Merger falls within the definition of the term "change in control" under the agreements. Pursuant to the terms of the agreements, the executive is entitled to receive payments and benefits in the event that his employment is terminated (i) within one year prior to a change in control unless the Company meets the burden of proving that the termination was not in contemplation of the change in control or (ii) within twenty-four months after the occurrence of a change in control. The benefits to be received under the agreements depend upon the circumstances under which employment is terminated. If employment is terminated for cause, then the executive is entitled to receive his salary through the period ending with the date of such termination and any accrued benefits. If employment is terminated by the executive for Good Reason (as defined below) or by the Company without cause, then the executive is entitled to receive (i) payment in an amount equal to the greater of two times his annual salary in effect immediately prior to the change in control or his annual salary in effect immediately prior to the termination, including bonuses, which shall be computed by averaging the last two annual bonuses, if any, (with the exception of Mr. Peters, who is entitled to one year's salary, including any bonuses paid within the twelve month period immediately preceding the change in control),
(ii) continued benefits until he receives benefits from a new employer or his normal retirement date (with the exception of Mr. Peters, who is not entitled to this benefit) and (iii) if the executive is 55 years of age or older on the date of termination, service credit under the Company's pension plans and any supplemental arrangements maintained for his benefit in effect immediately prior to termination of employment until his normal retirement date (with the exception of Mr. Peters, who is not entitled to this benefit).

  "Good Reason" is defined to mean that the executive has determined in good faith that (i) the Company has failed to assign to him on a consistent basis executive duties performable at the location at which he worked before the change in control which are commensurate with the level of executive duties performed by him immediately prior to such change in control, (ii) he is prevented by the Company from continuing to fulfill his responsibilities at a level commensurate with that prior to the change in control, (iii) his salary in effect immediately prior to the change in control is reduced by the Company,
(iv) the Company has failed to continue in effect any health, welfare, retirement, vacation and other fringe benefit plans of the Company in which the executive participated at the time of the change in control (or plans providing substantially equivalent benefits) other than as a result of the normal expiration of any such plan in accordance with its terms as in effect at the time of the change in control, or the Company shall have taken or failed to take any action which would adversely affect the executive's continued participation in or the benefits receivable by the executive under any such plan as in effect at the time of the change in control, or (v) the Company shall have failed to obtain, at the executive's request, an assent to the Company's performance of its obligations under the severance agreement from any person that succeeds to or has the practical ability to control (either immediately or with the passage of time), directly or indirectly, the Company's business.

  Mr. Bandrowski's employment with the Company was terminated in November 1994 and, therefore, he is not entitled to severance under his agreement. Messrs. Peters and Williams' employment as executive officers of the Company terminated in January 1996 and November 1995, respectively, in contemplation of the Merger. Accordingly, they received payments of approximately $105,350 and $341,000, respectively, and are entitled to receive benefits to the extent provided for under their respective agreements.

REPRESENTATIONS, WARRANTIES AND COVENANTS

  Kevlin, Chelton and Newco have made certain representations and warranties to each other relating to, among other things, compliance with laws, preparation of financial statements, legal actions and proceedings, and, in the case of Kevlin, capitalization and share ownership, intellectual property, tax matters, employee benefit plans, properties, and environmental matters.

  Kevlin has agreed that, except with the prior written consent of Chelton, prior to the consummation of the Merger it shall observe certain covenants, including a covenant to conduct its operations in its ordinary and usual course of business and consistent with past practice. Kevlin has also agreed that, except with the prior written consent of Chelton and with certain other exceptions set forth in the Merger Agreement, it will not take certain other actions, including (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of any additional securities of Kevlin, (ii) purchase or otherwise acquire any of its outstanding securities, (iii) declare or pay any dividend on any shares of its capital stock, (iv) propose or adopt any amendment to its charter or by-laws, (v) enter into, assign or terminate, or amend in any material respect, any agreement, other than in the ordinary course, (vi) make any material capital expenditures, other than pursuant to previously disclosed capital expenditure programs, or (vii) waive, settle or compromise any material litigation or material claim in an manner adverse to Kevlin, or incur any indebtedness for borrowed money.

  Kevlin, Chelton and Newco have agreed to use their respective best efforts to obtain all authorizations and consents of third parties necessary to the consummation of the transactions contemplated by the Merger Agreement, to perform and fulfill all conditions and obligations under the Merger Agreement, to maintain, with certain exceptions, the confidentiality of information provided by the other party in connection with the Merger, and to promptly advise the other party prior to a party's required issuance of any press release or other information to the press or any third party with respect to the Merger Agreement or the transactions contemplated thereby. Chelton has agreed, subject to certain conditions, to maintain for a period of one year following the Effective Time directors' and officers' liability insurance with respect to causes of actions that arise out of facts or omissions occurring on or before the Effective Time.

  In addition, Kevlin is permitted under the Merger Agreement to pay (i) up to $100,000, in the aggregate, to certain employees of Kevlin (other than officers and directors) in such proportions as Kevlin's Board shall determine, and (ii) up to $256,033, in the aggregate, to Kevlin's non-employee directors in full and final payment for their services to Kevlin. See "The Acquisition - Interest of Certain Person in the Matter to be Acted Upon."

CONDITIONS OF MERGER

  In addition to the approval of the Merger Agreement by the stockholders of Kevlin, the respective obligations of Chelton and Kevlin to consummate the Merger are subject to the following conditions, among others: (i) the representations and warranties contained in the Merger Agreement shall be accurate at the Effective Time; (ii) certain covenants and agreements required of Kevlin by the Merger Agreement to be performed or complied with shall have been performed or complied with on or prior to the Effective Time; (iii) the parties shall have received customary legal opinions and other documents as described in the Merger Agreement; (iv) the parties shall have obtained all approvals, consents and waivers required to be obtained in connection with the performance of the Merger Agreement; (v) there shall not have been instituted or threatened any action to restrict or prohibit the merger or which would result in material damages to Kevlin or the value of Kevlin's assets; (vi) all outstanding options to purchase Kevlin Common Stock shall have been exercised or terminated; and (vii) Newco shall have presented evidence to Kevlin that, immediately prior to the Closing, it has cash on hand equal or greater to the aggregate Merger Consideration.

TERMINATION

  The Merger Agreement may be terminated prior to the Effective Time (i) by mutual written consent of Kevlin, Chelton and Newco; (ii) by Chelton or Kevlin if the Effective Time has not occurred on or before March 31, 1996, if the terminating party is not in material breach under the Merger Agreement; (iii) by Chelton or Newco if any of their conditions to closing has not been met or waived and is no longer capable of satisfaction; (iv) by Kevlin if any of its conditions to closing has not been met or waived and is no longer capable of satisfaction; (v) by Chelton or Kevlin if any order, decree or ruling has been issued or any action taken by an appropriate authority, or any litigation or proceeding is pending which is reasonably likely to result in such issuance or action, to prohibit the Merger;or (vi) by Kevlin, if (a) it shall have received a Superior Proposal (as defined in the Merger Agreement); (b) a written opinion of Palmer & Dodge that in furtherance of its fiduciary duties, the Board of Directors of Kevlin is required to terminate the Merger Agreement in favor of the Superior Proposal; (c) Kevlin's directors shall have resolved to enter into an agreement with respect to the Superior Proposal within 48 hours after termination of this Agreement and (d) Kevlin shall have paid $1,000,000 to Chelton.

  If terminated for any reason described above, other than pursuant to clauses
(iii) or (iv) above, the Merger Agreement will become void and have no effect, without any liability on the part of any party, its directors, officers or stockholders with the exception of the provisions relating to confidentiality and publicity, payment of the Termination Fee and payment of expenses, which shall remain in effect. If either party terminates the Merger Agreement for the reasons described in clause (iii) or (iv) above, the terminating party is entitled to reimbursement by the other party of up to $150,000 for expenses
incurred in connection with the Merger.   Termination of the Merger Agreement
as described above will not relieve any party from liability for any breach thereof occurring before such termination.

WAIVER AND AMENDMENT

  At any time prior to the Effective Time, (i) the parties to the Merger Agreement may, by written agreement, modify, amend or supplement any term or provision of the Merger Agreement or extend the time for performance of any obligation thereunder and (ii) any term or provision of the Merger Agreement may be waived in writing by the party which is entitled to the benefits thereof; provided, however, that after the Merger Agreement is adopted by the stockholders of Kevlin, no such amendment or modification may be made which would decrease the Merger Consideration to be received in exchange for the Kevlin Common Stock or adversely affect the rights of such stockholders, without the further approval of the stockholders so affected.

BREAKUP AND TERMINATION FEES; NO SOLICITATION

  Pursuant to the terms of an Escrow Agreement dated as of October 20, 1995 among Kevlin, Chelton and M&T Securities, Inc., as Escrow Agent, Chelton deposited $1,000,000 (the "Breakup Fee") with the Escrow Agent. This amount, plus interest earned thereon, will be paid to Kevlin if Chelton does not complete the Merger, unless such failure to complete the Merger is due to (i) a failure to receive approval, to the extent necessary, from the Committee on Foreign Investment in the United States or under the Hart Scott Rodino Fair Trade Act, (ii) the existence of unrecorded or under recorded liabilities, asset shortfalls or future adverse events of Kevlin having, individually or in the aggregate, a potential value of $300,000 or more, or (iii) the failure of Kevlin to adhere to the terms of the Letter of Intent in all material respects. If the events described in clauses (i), (ii) or (iii) of the preceding sentence occur, the Breakup Fee will be paid to Chelton.

  Pursuant to the terms of the Merger Agreement, Kevlin is obligated to pay to Chelton, upon demand, an amount of $1,000,000 (the "Termination Fee") if (i) Kevlin, upon the advice of counsel, terminates the Merger Agreement and enters into an agreement with a third party relating to a Superior Proposal (as defined in the Merger Agreement) or (ii) Chelton or Newco terminate the Merger Agreement as a result of any of the representations or warranties of Kevlin not being true at the Effective Time or certain covenants of Kevlin not having been complied with as of the Effective Time as a result of the intentional, deliberate or fraudulent misrepresentation or breach of covenant by Kevlin, and such representations, warranties and covenants are not capable of being true or complied with on or before March 31, 1996.

  In the Merger Agreement, Kevlin has agreed that the Board of Directors of Kevlin will not negotiate with another party except as required in the exercise of its fiduciary responsibilities. Kevlin is obligated to immediately inform Chelton of any approaches made to Kevlin by third parties.

EXPENSES

  The Merger Agreement provides that each party will bear its respective expenses incurred in connection with the preparation, execution, and performance of the Merger Agreement and the transactions contemplated thereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

REGULATORY MATTERS

  Pursuant to Title IV, # 721(a) of the Defense Production Act, as amended, 50 U.S.C.A. Appendix # 2170(a), the Committee on Foreign Investment in the United States ("CFIUS") may make an investigation to determine the effects on national security of mergers by or with foreign persons which could result in foreign control of persons engaged in interstate commerce in the United States. Notice has been provided to CFIUS, and approval has been received from the Committee to proceed with the Merger.

ACCOUNTING TREATMENT

  If the Merger is consummated, Chelton expects to account for the Merger using the purchase method of accounting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the material federal income tax consequences of the Merger to Kevlin stockholders. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change. The discussion does not purport to be a complete analysis or listing of all potential tax effects relevant to a particular
Kevlin stockholder nor does it address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws. In addition, it does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction.
Accordingly, each Kevlin stockholder is urged to consult his own tax advisor regarding the tax consequences of the Merger in his own particular tax situation and regarding state, local and foreign tax implications of the Merger and any tax reporting requirements of the Merger.

  Tax Treatment of Kevlin, Chelton and Newco. The Merger will be treated as a sale of the Kevlin Common Stock. Accordingly, the Company, Chelton and Newco will recognize no gain or loss by reason of the Merger, and the basis and holding periods of the Company's and Newco's assets immediately after the Merger will include the basis and holding period in their hands immediately prior to the Merger.

  Tax Consequences to Kevlin's Stockholders. A stockholder who exchanges his Kevlin Common Stock for cash in the Merger will be treated as if the shares had been sold in a taxable transaction. Gain or loss realized will be recognized by the stockholder with respect to the receipt of the cash in exchange for the Company Common Stock in the Merger. The amount of gain or loss realized will be measured by the difference between the amount of cash received and the adjusted basis of the shares. Such gain or loss will be capital gain or loss, assuming the shares were a capital asset in the stockholders' hands at the time of the Merger, and will be long-term capital gain or loss if the stockholder has held the Common Stock for more than one year at the time of the Merger.

  A Kevlin stockholder who exercises dissenters' rights with respect to his shares will be subject to tax on the receipt of the payments pursuant to
Section 302 of the Code (taking into account the application of the stock attribution rules of Section 318 of the Code). In general, if the shares of Kevlin Common Stock are held by the stockholder as a capital asset at the Effective Time such stockholder will recognize capital gain or loss measured by the difference between the amount of cash received by such stockholder and the basis for his shares.

  THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH KEVLIN STOCKHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER LAWS.

KEVLIN STOCKHOLDER APPRAISAL RIGHTS

  Pursuant to Section 85 of the MBCL any holder of record of Kevlin Common Stock who follows the procedures specified in Sections 86 to 98 of the MBCL is entitled to have his shares appraised by superior court in Middlesex County, Massachusetts, and to receive the appraised value of such shares in lieu of the Merger Consideration that such holder otherwise would be entitled to receive pursuant to the Merger Agreement. Reference is made to Sections 85 through 98 of the MBCL, copies of which are attached to this Proxy Statement as Exhibit B, for a complete statement of the appraisal rights of dissenting stockholders.

  The MBCL gives stockholders of Kevlin the right to dissent from the Merger. The MBCL sets forth the procedure whereby a stockholder who desires to dissent from the merger action must file with Kevlin, prior to the taking of the vote of the stockholders on the Merger, a written objection to the Merger. Voting in person or by proxy against the Merger will not constitute the written objection required. A dissenting stockholder who filed the required written objection need not vote such stockholder's shares against the Merger but, to remain eligible to assert dissenter's appraisal rights, the shares may not be voted in favor of the Merger. Accordingly, a vote in favor of the Merger will constitute a waiver of such stockholder's statutory appraisal rights. In this connection, the return of a properly signed proxy card that does not indicate a vote or abstention on the Merger will constitute a vote in favor of the Merger. If the Merger is approved by the required vote, Kevlin, as the Surviving Corporation, shall be obligated, within ten (10) days after such approval, to notify each stockholder who has filed a written objection to the action in compliance with Section 86 of the MBCL ("Notice of Merger"). Kevlin stockholders who have given written notice of objection to the Merger and have not voted in favor thereof, may, within twenty (20) days after the Notice of Merger was mailed, make written demand on the Surviving Corporation for payment of the fair value of such stockholders' shares. Within thirty (30) days after the expiration of the 20 day period described above, the Surviving Corporation shall pay to each Kevlin stockholder demanding payment the fair value of his stock determined as of the day preceding the date of the Special Meeting (excluding any appreciation or depreciation in anticipation of the Merger). If, within such thirty (30) day period, the Surviving Corporation and any dissenting Kevlin stockholder cannot agree upon the fair value of such shares, the Surviving Corporation or the dissenting stockholder may, at any time within four months after the expiration of such 30 day period, demand a determination of the value of the stock of such dissenting stockholder by a bill in equity filed in superior court in Middlesex County. All dissenting stockholders of Kevlin with whom the Surviving Corporation has not reached agreement as to the value of the Kevlin Common Stock, wherever they reside, shall be made parties to the proceeding. The fair value of Kevlin Dissenting Shares, as determined by the court, shall be payable only upon the surrender to the Surviving Corporation of the certificate or certificates representing such shares, and upon payment of the fair value, the dissenting stockholder shall cease to have any interest in such shares. Court costs shall be borne by the party and to the extent deemed equitable by the court. Interest shall be paid upon any award from the date of the vote approving the Merger. The Company has made no decision whether or not it would initiate a court proceeding if no agreement on value is reached. If it does not, any dissenting stockholder with whom agreement has not been reached will likely be required to incur the expense of initiating any such proceeding.

  Failure to timely make appropriate demand shall result in the stockholder being bound by the terms of the Merger. Any stockholder making such demand shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution of the stock, except in limited circumstances set forth in Section 96 of the MBCL.

  In the event that stockholders elect to exercise these appraisal rights, the receipt of cash for shares of Kevlin Common Stock will be a taxable transaction to the Kevlin stockholders receiving such cash, as described above under "The Acquisition - Certain Federal Income Tax Consequences." IT IS SUGGESTED THAT STOCKHOLDERS CONSIDERING EXERCISING STATUTORY APPRAISAL RIGHTS CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE TAX CONSEQUENCES OF SUCH ACTIONS.

  To the extent there are any inconsistencies between the foregoing summary and Sections 85 to 98 of the MBCL, the terms of the MBCL shall control.


                     KEVLIN CORPORATION SUBSEQUENT EVENTS
  On November 10, 1995, Arthur Williams, the President and Chief Executive Officer and a director of the Company, resigned as an officer and a director of the Company. On November 16, 1995, the Board of Directors elected John Moran as the President of the Company. Mr. Moran had previously held the position of Vice President and Clerk of the Company, as well as serving as a director of the Company. In addition to serving as President of the Company, Mr. Moran will continue to serve as the Clerk and as a director of the Company. In connection with his resignation from the Company, Mr. Williams will be paid approximately $380,000 by the Company.

                                                 SECURITIES BENEFICIALLY OWNED BY
                                               PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth, as of December 31, 1995, the beneficial ownership of Common Stock for (i) each director of the Company, (ii) the President (1) and the two most highly compensated executive officers of the Company,  (iii) all executive officers and directors as a group (7 persons) and (iv) each  person known to the Board of Directors to beneficially own more than five  percent of the Common Stock.  The address of each director and the Employee  Stock Ownership Plan listed below is care of the
Company, 5 Cornell Place,  Wilmington, MA  01887.
                                                  NUMBER SHARES
          BENEFICIAL OWNER                     BENEFICIALLY OWNED (2)            PERCENT
          ----------------                     ----------------------            -------
          Employee Stock Ownership Plan (3)(6)       334,677                       12.2%

          Ernest W. Lattanzi (3)(4)(5)               334,076                       12.2

          Arthur C. Williams (3)(5)                  291,809                       10.7

          John J. Moran (3)(5)                       151,400                        5.5

          Carmine Vittoria (5)                        10,000                         *

          Howard A. Mileaf (5)                         6,000                         *

          Jonathan D. Donaldson (5)                    5,000                         *

          All Directors and Executive
          Officers as a Group (7 persons)(3)(4)(5)   826,064                       30.2%

-------------------
* Less than one percent

(1) The Company does not currently have a Chief Executive Officer.  Mr. Williams, the Company's former President and Chief
    Executive Officer, resigned on November 10, 1995.  The Board of Directors subsequently elected Mr. Moran as the President of the Company.

(2) Beneficial ownership of Common Stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes the holding of sole or shared voting or investment power with  respect to shares of Common Stock.  Shares of
    Common Stock subject to options currently exercisable or which become exercisable on or before February 29, 1996 are deemed to be beneficially owned and outstanding for purposes of computing the percentage of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3) Includes the following number of shares allocated to the account of these executive officers and directors under the Company's
    Employee Stock Ownership Plan ("ESOP") as of August 11, 1995, as to which such person has sole voting power and the ESOP
    Committee has sole dispositive power: Ernest Lattanzi -- 29,886; Arthur C. Williams -- 1,809; John J. Moran -- 23,805;  all
    executive officers and directors as a group (7 persons) -- 58,279.

(4) Includes 200 shares held jointly by Mr. Lattanzi with his wife.

(5) Includes the following number of shares subject to options exercisable on or before February 29, 1996 by these executive officers and directors:  Jonathan D. Donaldson -- 5,000; Arthur C. Williams -- 232,500; John J.  Moran -- 55,000; Ernest W.
    Lattanzi -- 60,000; Howard A. Mileaf -- 5,000;  Carmine Vittoria -- 10,000; all executive officers as a group (7 persons)
    -- 392,500.

(6) The members of the ESOP Committee are Jacqueline C. Carlino, John A. DeLuca, Dennis D.C. Jewell, Michael Montemagno and
    Timothy R. Oakes, none of whom are directors or executive officers of the Company.

SHARES HELD BY THE ESOP

    As of January 17, 1996, 15,300 shares of Kevlin Common Stock held by the ESOP were not allocated to individual participant accounts. It is expected that these shares will be allocated in the beginning of February. However, in the event that any shares remain unallocated at the time of the Special Meeting or no voting instructions are timely received for allocated shares held by the ESOP, in accordance with the terms of the ESOP, such shares will be voted by John Moran, as the trustee of the ESOP, in the same proportion as the shares held under the ESOP for which voting instructions have been received are voted. Thus, based on the terms of the ESOP, the members of the ESOP Committee do not have any voting power with respect to any unallocated shares held under the ESOP.

                          SOLICITATION COMPENSATION

    The cost of soliciting proxies from holders of shares of Kevlin Common Stock will be borne by Kevlin. In addition to soliciting proxies by mail, officers and employees of Kevlin, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. Kevlin has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies. The fee to be paid to such firm is expected to be approximately $4,500 plus reimbursement for reasonable out-of-pocket costs and expenses. Kevlin will also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to send proxy materials to their principals.

                                OTHER MATTERS

    Kevlin knows of no other business that will be presented for action by the stockholders at the Special Meeting. The Board of Directors of Kevlin has approved the contents and mailing of this Proxy Statement.

                         ACCOMPANYING KEVLIN REPORTS
    A copy of Kevlin's Annual Report on Form 10-K for the year ended May 31, 1995, and a copy of the Kevlin Quarterly Report on Form 10-Q for the quarter ended November 30, 1995 are being delivered to Kevlin stockholders with this Proxy Statement.
                            STOCKHOLDER PROPOSALS

    In the event that the Merger Agreement is not approved by the Company's stockholders at the Special Meeting or the Merger does not become effective for any other reason, proposals which stockholders wish to be presented at the 1996 Annual Meeting of Stockholders and to be included in the Company's proxy materials relating thereto must be received by the Company no later than April 19, 1996.

                                                        EXHIBIT A


                  AGREEMENT AND PLAN OF MERGER


                             AMONG


              CHELTON COMMUNICATION SYSTEMS, INC.,
                    KEVLIN ACQUISITION CORP.
                              AND
                       KEVLIN CORPORATION

              Dated:  December 6, 1995, as amended


                     COMPOSITE CONFORMED COPY

                       TABLE OF CONTENTS


                                                             Page

ARTICLE I THE MERGER . . . . . . . . . . . . . . . . . . . . .  1
  Section 1.1    The Merger. . . . . . . . . . . . . . . . . .  1
  Section 1.2    Effective Time. . . . . . . . . . . . . . . .  1
  Section 1.3    Effects of the Merger . . . . . . . . . . . .  1
  Section 1.4    Articles of Organization and By-Laws. . . . .  1
  Section 1.5    Board of Directors; Officers. . . . . . . . .  1
  Section 1.6    Conversion of Shares and Options. . . . . . .  2
  Section 1.7    Closing . . . . . . . . . . . . . . . . . . .  2
  Section 1.8    Escrow Fund . . . . . . . . . . . . . . . . .  3

ARTICLE II  DISSENTING SHARES; SURRENDER OF SHARES AND PAYMENT
            THEREFOR . . . . . . . . . . . . . . . . . . . . .  3
  Section 2.1    Dissenting Shares . . . . . . . . . . . . . .  3
  Section 2.2    Surrender and Payment . . . . . . . . . . . .  3
  Section 2.3    Shareholders Meeting; Preparation of Proxy
                 Statement . . . . . . . . . . . . . . . . . .  5

ARTICLE III REPRESENTATIONS AND WARRANTIES . . . . . . . . . .  6
  Section 3.1    Representations and Warranties of Kevlin. . .  6
     (a)  Corporate Standing and Authority; Binding Agreement.  6
     (b)  Capitalization . . . . . . . . . . . . . . . . . . .  6
     (c)  Directors, Officers, Key Employees and Other
          Employees . . . . . . . . . . . . . . . . . . . . . . 7
     (d)  Absence of Conflicting Agreements or Required
          Consents . . . . . . . . . . . . . . . . . . . . . .  7
     (e)  Financial Statements . . . . . . . . . . . . . . . .  7
     (f)  Undisclosed Liabilities. . . . . . . . . . . . . . .  8
     (g)  Taxes. . . . . . . . . . . . . . . . . . . . . . . .  8
     (h)  Inventories. . . . . . . . . . . . . . . . . . . . . 10
     (i)  Non-Infringement of Patents, Trademarks and Other
          Intellectual Property. . . . . . . . . . . . . . . . 10
     (j)  Operations and Use of Properties . . . . . . . . . . 11
     (k)  Licenses . . . . . . . . . . . . . . . . . . . . . . 11
     (l)  Insurance. . . . . . . . . . . . . . . . . . . . . . 11
     (m)  Environmental Matters. . . . . . . . . . . . . . . . 11
     (n)  Employees and Labor Laws . . . . . . . . . . . . . . 12
     (o)  Product Labeling, Product Liability and Product
          Warranty . . . . . . . . . . . . . . . . . . . . . . 13
     (p)  Validity and Existence of Agreements . . . . . . . . 13
     (q)  Employee Benefit Plans . . . . . . . . . . . . . . . 14
     (r)  Controlled Group Status. . . . . . . . . . . . . . . 18
     (s)  No Multiemployer Plans . . . . . . . . . . . . . . . 18
     (t)  Debts and Capitalized Leases . . . . . . . . . . . . 18
     (u)  Litigation . . . . . . . . . . . . . . . . . . . . . 18
     (v)  Continuation of Business . . . . . . . . . . . . . . 18
     (w)  Management Personnel . . . . . . . . . . . . . . . . 19
     (x)  Absence of Changes . . . . . . . . . . . . . . . . . 19

                                                            Page

     (y)  Delivery of Exhibits . . . . . . . . . . . . . . . . 19
     (z)  No Side Agreements . . . . . . . . . . . . . . . . . 19
     (aa) Suppliers and Tooling. . . . . . . . . . . . . . . . 19
     (ab) Title to and Location of Assets. . . . . . . . . . . 20
     (ac) Machinery and Equipment. . . . . . . . . . . . . . . 20
     (ad) Product Design and Drawings; Absence of Defects. . . 20
     (ae) Government Assistance. . . . . . . . . . . . . . . . 20
     (af) Arrangements with Professionals. . . . . . . . . . . 20
     (ag) No Loss Contracts. . . . . . . . . . . . . . . . . . 21
     (ah) Customer Relations . . . . . . . . . . . . . . . . . 21
     (ai) Delivery Schedules . . . . . . . . . . . . . . . . . 21
     (aj) Financial Records. . . . . . . . . . . . . . . . . . 21
     (ak) Guaranties . . . . . . . . . . . . . . . . . . . . . 21
     (al) Dividends. . . . . . . . . . . . . . . . . . . . . . 21
     (am) No Power of Attorney . . . . . . . . . . . . . . . . 22
     (an) SEC Reports. . . . . . . . . . . . . . . . . . . . . 22
     (ao) Proxy Statement. . . . . . . . . . . . . . . . . . . 22
     (ap) Management Shares. . . . . . . . . . . . . . . . . . 22
     (aq) Status of Flow Vision. . . . . . . . . . . . . . . . 22
     (ar) Truth of Representations . . . . . . . . . . . . . . 22
  Section 3.2    Representations and Warranties of Chelton
                 and NEWCO . . . . . . . . . . . . . . . . . . 23
     (a)  Corporate Standing and Authority . . . . . . . . . . 23
     (b)  Litigation . . . . . . . . . . . . . . . . . . . . . 23
     (c)  Proxy Statement. . . . . . . . . . . . . . . . . . . 23
     (d)  Truth of Representations . . . . . . . . . . . . . . 24

ARTICLE IV  COVENANTS. . . . . . . . . . . . . . . . . . . . . 24
  Section 4.1    Conduct of Business of Kevlin . . . . . . . . 24
  Section 4.2    Access to Information . . . . . . . . . . . . 25
  Section 4.3    Best Efforts. . . . . . . . . . . . . . . . . 26
  Section 4.4    Consents. . . . . . . . . . . . . . . . . . . 26
  Section 4.5    Public Announcements. . . . . . . . . . . . . 27
  Section 4.6    Certain Payments. . . . . . . . . . . . . . . 27
  Section 4.7    Funding of NEWCO. . . . . . . . . . . . . . . 27
  Section 4.8    Insurance . . . . . . . . . . . . . . . . . . 27

ARTICLE V CONDITIONS TO CONSUMMATION OF THE MERGER . . . . . . 27
  Section 5.1    Conditions to Kevlin's Obligation to Close. . 27
     (a)  Representations and Warranties . . . . . . . . . . . 27
     (b)  No Litigation. . . . . . . . . . . . . . . . . . . . 28
     (c)  Merger Consideration . . . . . . . . . . . . . . . . 28
     (d)  Approval of Kevlin's Stockholders. . . . . . . . . . 28
     (e)  Receipt of Consents. . . . . . . . . . . . . . . . . 28
     (f)  Opinion of Chelton and NEWCO's Counsel . . . . . . . 28
  Section 5.2    Conditions to Chelton's and NEWCO's Obligation
                 to Close. . . . . . . . . . . . . . . . . . . 28
     (a)  Representations, Warranties and Covenants. . . . . . 28
     (b)  No Litigation. . . . . . . . . . . . . . . . . . . . 28
     (c)  Approval of Kevlin's Stockholders. . . . . . . . . . 29

                                                              Page

     (d)  Receipt of Consents. . . . . . . . . . . . . . . . . 29
     (e)  Opinion of Kevlin's Counsel. . . . . . . . . . . . . 29
     (f)  Resignation Letters. . . . . . . . . . . . . . . . . 29
     (g)  Continuation of Insurance. . . . . . . . . . . . . . 29
     (h)  Environmental Study. . . . . . . . . . . . . . . . . 29
     (i)  Stock Options. . . . . . . . . . . . . . . . . . . . 29
  Section 5.3    Other Conditions. . . . . . . . . . . . . . . 29
  Section 5.4    No Solicitation . . . . . . . . . . . . . . . 29

ARTICLE VI  TERMINATION; AMENDMENTS; WAIVER. . . . . . . . . . 31
  Section 6.1    Termination . . . . . . . . . . . . . . . . . 31
  Section 6.2    Effect of Termination . . . . . . . . . . . . 32
  Section 6.3    Amendment . . . . . . . . . . . . . . . . . . 33
  Section 6.4    Extension; Waiver . . . . . . . . . . . . . . 33

ARTICLE VII MISCELLANEOUS. . . . . . . . . . . . . . . . . . . 33
  Section 7.1    Survival of Representations and Warranties. . 33
  Section 7.2    Brokerage Fees; Commissions and Expenses. . . 33
  Section 7.3    Entire Agreement; Assignment. . . . . . . . . 33
  Section 7.4    Validity. . . . . . . . . . . . . . . . . . . 34
  Section 7.5    Notices . . . . . . . . . . . . . . . . . . . 34
  Section 7.6    Governing Law . . . . . . . . . . . . . . . . 35
  Section 7.7    Descriptive Headings. . . . . . . . . . . . . 35
  Section 7.8    Counterparts. . . . . . . . . . . . . . . . . 35
  Section 7.9    Expenses. . . . . . . . . . . . . . . . . . . 35
  Section 7.10   Specific Performance. . . . . . . . . . . . . 35
  Section 7.11   Certain Definitions . . . . . . . . . . . . . 35
  Section 7.12   Performance by NEWCO. . . . . . . . . . . . . 36
  Section 7.13   Parties in Interest . . . . . . . . . . . . . 36

                   AGREEMENT AND PLAN OF MERGER
                   ----------------------------

          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 6, 1995, is among KEVLIN CORPORATION, a Massachusetts corporation ("Kevlin"), Kevlin Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Chelton Communication Systems, Inc., ("NEWCO"), and CHELTON COMMUNICATION SYSTEMS, INC., a Delaware corporation ("Chelton").

          The respective Boards of Directors of Chelton, NEWCO and Kevlin have duly approved the acquisition of Kevlin by Chelton by means of a merger of NEWCO with and into Kevlin pursuant to the terms of this Agreement. It is therefore agreed as follows:


                           ARTICLE I
                           THE MERGER

          Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Massachusetts Business Corporation Law (the "Massachusetts Act") including, without limitation, any required vote of shareholders of Kevlin as described in SECTION 2.3 of this Agreement, NEWCO shall be merged with and into Kevlin (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article V hereof. Following the Merger, Kevlin shall continue as the surviving corporation (the "Surviving Corporation") under the laws of the Commonwealth of Massachusetts and the separate corporate existence of NEWCO shall cease.

          Section 1.2    EFFECTIVE TIME.  The Merger shall be
consummated by filing the Articles of Merger with the Massachusetts Secretary of State in a form mutually agreeable to the parties hereto (the "Articles of Merger") (the time that such filing is accomplished is referred to herein as the "Effective Time").

          Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 80 of the Massachusetts Act.

          Section 1.4    ARTICLES OF ORGANIZATION AND BY-LAWS.
The Articles of Organization and By-Laws of Kevlin, both as in effect at the Effective Time, shall be the Articles of Organization and By-Laws of the Surviving Corporation.

          Section 1.5 BOARD OF DIRECTORS; OFFICERS. As of the Effective Time, the directors of NEWCO in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of NEWCO immediately prior to the Effective Time shall be the officers of the Surviving

Corporation until their successors are duly elected and qualified.

          Section 1.6    CONVERSION OF SHARES AND OPTIONS.

               (a) Each share of common stock, $.10 par value per share ("Shares" or "Kevlin Common Stock"), of Kevlin issued and outstanding immediately prior to the Effective Time (other than Shares held by Kevlin as treasury stock, which shall be cancelled) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive a cash payment in the amount of four dollars and fifty-four cents ($4.54) (the "Merger Consideration"). The Merger Consideration shall be payable upon surrender of the certificates formerly representing Shares in accordance with SECTION 2.2.

               (b) Each Share held in the treasury of Kevlin immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of Kevlin, be cancelled and retired and cease to exist and no payment shall be made with respect thereto.

               (c) Each share of common stock of NEWCO issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Chelton, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

               (d) Kevlin shall make arrangements with each holder of an option to purchase shares of Kevlin Common Stock outstanding immediately prior to the Effective Time ("Stock Options") to exercise such options and purchase shares of Common Stock. Such option exercises may be accomplished by payment of the exercise price in Common Stock, including stock acquired upon exercise of such option, valued at the Merger Consideration, with such exercise being contingent upon the conditions to the consummation of the Merger set forth in Article V hereof being satisfied or waived. To the extent that a shareholder vote is not required, all stock option plans of Kevlin shall terminate as of the Effective Time, and Kevlin shall ensure that no holder of an option to purchase Kevlin Common Stock shall have any rights under outstanding options or under the relevant stock option plans except to receive the cash payment as a stockholder entitled to payment under subsection (a) above.

          Section 1.7    CLOSING.  Upon the terms and subject to
the conditions hereof, as soon as practicable after the satisfaction of all conditions described in Article V, Kevlin and NEWCO shall hold a closing (the "Closing") at the offices of Palmer & Dodge in Boston, Massachusetts (or such other place as the parties may agree), for the purpose of implementing all transactions described in this Agreement. At the Closing, the parties shall arrange for the filing of the Articles of Merger with the Massachusetts Secretary of State and shall take such other and further actions as may be required by law to make the Merger effective. The parties presently contemplate that the Closing will be held immediately following the Special Meeting described in SECTION 2.3.

          Section 1.8 ESCROW FUND. The parties acknowledge that Chelton has deposited $1,000,000 (the "Escrow Fund") in cash with M&T Securities, Inc. (the "Escrow Agent") pursuant to an Escrow Agreement among Kevlin, Chelton and the Escrow Agent. The Escrow Fund will be disbursed by the Escrow Agent as provided for in the Escrow Agreement.


                           ARTICLE II
             DISSENTING SHARES; SURRENDER OF SHARES
                      AND PAYMENT THEREFOR

          Section 2.1    DISSENTING SHARES.  Section 85 of the
Massachusetts Act provides dissenter's rights in connection with the Merger to the shareholders of Kevlin.

          Section 2.2    SURRENDER AND PAYMENT.

               (a) Prior to the Closing, Kevlin shall appoint an agent (the "Paying Agent") for the purpose of paying the Merger Consideration in exchange for certificates representing shares or options to purchase shares of Kevlin Common Stock ("Certificates"). As soon as practicable after the Effective Time, the Paying Agent shall send a notice and transmittal form (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of such Certificate(s) to the Paying Agent and shall be in a form and have such other provisions as Kevlin may reasonably specify) to each Holder of a Certificate(s) theretofore evidencing shares of Kevlin Common Stock, outstanding immediately prior to the Effective Time, advising each such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such Certificates for payment of the Merger Consideration.

               (b) The Surviving Corporation shall transmit by wire or other acceptable means to the Paying Agent prior to the Effective Time the funds necessary for all exchanges in accordance with this Agreement. The Paying Agent shall agree to deliver such funds (in the form of checks of the Paying Agent) in accordance with this SECTION 2.2 and such additional terms as may be agreed upon by the Paying Agent and Kevlin. Any portion of such funds which has not been paid pursuant to this SECTION 2.2 by six months after the Effective Time shall promptly be paid to the Surviving Corporation, and thereafter any stockholders of Kevlin who have not theretofore complied with this SECTION 2.2 shall look only to the Surviving Corporation for payment of the amount to which they are entitled in the Merger.

               (c) Each holder of a Certificate(s) theretofore representing shares of Kevlin Common Stock which are converted into the right to receive the Merger Consideration, upon surrender to the Paying Agent of such Certificate(s) for cancellation, together with a duly completed transmittal form and such other documents as may be reasonably requested by the Paying Agent, will be entitled promptly to receive a check representing cash in the amount of the Merger Consideration times the number of shares of Kevlin Common Stock represented by such Certificate(s) less any amount required to be withheld under applicable Federal income tax regulations ("Back Withholding").

               (d) If payment of the Merger Consideration (or any portion thereof) is to be made to a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate(s) so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of such payment, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any person claiming the right to receive the Merger Consideration for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate(s) shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any Federal, state or local government agency or court, administrative agency or commission or other governmental authority or agency, domestic or foreign, the payment in respect of such Certificate(s) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               (e) In the event any Certificate(s) theretofore representing shares of Kevlin Common Stock to be exchanged for the Merger Consideration has been lost, stolen or destroyed, the Paying Agent shall pay to the person claiming that such Certificate(s) has been lost, stolen or destroyed the cash into which the shares theretofore represented by such Certificate(s) have been converted as provided under the terms of this Agreement (less any required Backup Withholding), upon receipt of evidence of ownership of such Certificate(s) and appropriate indemnification in each case satisfactory to the Paying Agent.

               (f)  Until surrendered as contemplated by this
SECTION 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Kevlin Common Stock theretofore represented by such Certificate shall have been converted pursuant to SECTION 1.6. No interest shall accrue or be paid on any portion of the Merger Consideration.

          Section 2.3    SHAREHOLDERS MEETING; PREPARATION OF
PROXY STATEMENT.

               (a) Kevlin will duly call, give notice of, convene and hold a special meeting of the holders of Kevlin Common Stock (the "Special Meeting") for the purpose of approving this Agreement as soon as practicable after the date hereof. Subject to the requirements of applicable fiduciary duties, Kevlin will, through its Board of Directors, recommend to its stockholders approval of this Agreement.

               (b)  Kevlin will prepare and file a preliminary
Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to Kevlin's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. Kevlin will notify Chelton promptly of the receipt of any comments from the SEC or its staff and of any requests by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Chelton with copies of all correspondence between Kevlin or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Special Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Kevlin will promptly prepare and mail to its stockholders such an amendment or supplement. Kevlin will not mail any Proxy Statement, or any amendment or supplement thereto, to which Chelton reasonably objects.

          (c)  Kevlin and Chelton agree that Kevlin shall engage
Beacon Hill Partners as the proxy solicitor for the Special Meeting.


                          ARTICLE III
                 REPRESENTATIONS AND WARRANTIES

          Section 3.1    REPRESENTATIONS AND WARANTIES OF
KEVLIN.  Kevlin represents and warrants to Chelton and NEWCO that:

               (a)  CORPORATE STANDING AND AUTHORITY; BINDING
AGREEMENT.   Kevlin is a corporation duly organized, validly existing
and in good standing under the laws of the Commonwealth of Massachusetts. Kevlin has full power to own all of its properties and assets that are owned by it and to conduct its business as it is now being conducted, and neither its ownership or leasing of property nor the conduct of its business requires it to be qualified as a foreign entity in any jurisdiction in which it is not qualified where the failure to qualify would have a Material Adverse Effect (as defined in SECTION 7.11(a) hereof) on Kevlin's business. The execution of this Agreement and consummation of the transactions contemplated herein will not violate any provision of Kevlin's Articles of Organization or By-laws, and Kevlin has obtained all necessary authorization and approval from its Board of Directors for the execution of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a legal, valid and binding agreement of Kevlin, enforceable against it in accordance with its terms, subject to the laws of bankruptcy, insolvency and moratorium and other laws or equitable principles generally affecting creditors' rights and to general equitable principles. Complete and correct copies of the Articles of Organization and By-Laws of Kevlin have been made available to Chelton.

               (b) CAPITALIZATION. The entire authorized capital stock of Kevlin consists of 8,000,000 shares of Kevlin Common Stock and 2,000,000 Shares of Preferred Stock. As of the date of this Agreement, 2,733,794 shares of Kevlin Common Stock are issued and outstanding and 393,087 shares of Kevlin Common Stock are held by Kevlin in its treasury. As of the date of this Agreement there are no shares of Kevlin Preferred Stock outstanding. Of the authorized shares of Kevlin Common Stock, 695,500 are reserved for issuance upon the exercise of certain Stock Options (as defined in SECTION 1.6(d)). All of the issued and outstanding shares of Kevlin Common Stock and the shares of Kevlin Common Stock which may be sold pursuant to the exercise of the Stock Options have been duly authorized and are (or, in the case of shares which may be sold pursuant to the exercise of Stock Options, will be when so sold) validly issued, fully paid, and nonassessable. Except for the Stock Options there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Kevlin is a party or by which it is bound providing for the issuance, disposition, redemption, repurchase or acquisition of any of its capital stock. EXHIBIT 3.1(b) sets forth with respect to each Stock Option, (i) the name of the owner of such option, (ii) the date of the grant, (iii) the expiration date and
(iv) the exercise price. Kevlin has no equity interest in and has not made advances to any corporation, association, partnership, joint venture or other entity other than the subsidiaries described in
EXHIBIT 3.1(b).

                    EXHIBIT 3.1(b) sets forth the name, the number of shares of authorized capital stock and the number of issued and outstanding shares of capital stock or other indicia of ownership of each direct or indirect Subsidiary of Kevlin, as well as the current status of such Subsidiary. Except as set forth in such Exhibit, all of the outstanding shares of capital stock of each of the Subsidiaries are owned, directly or indirectly, by Kevlin, beneficially and of record. All such shares of capital stock of the Subsidiaries are owned free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares. There are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on

Kevlin to purchase or otherwise acquire any security of or equity interest in any of such Subsidiaries. All of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the preemptive rights of any stockholder.

               (c) DIRECTORS, OFFICERS, KEY EMPLOYEES AND OTHER EMPLOYEES. Attached hereto as EXHIBIT 3.1(c) is a list of all employees of Kevlin showing their names, positions and current annual salaries or rate of compensation (including commitments or understandings with respect to bonus, overtime entitlement and incentive compensation). The directors, officers and the employees reporting directly to them of Kevlin are separately identified in
EXHIBIT 3.1(c).

               (d) ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance of this Agreement by Kevlin does not and will not: (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Kevlin or by which it is bound or affected, (ii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, lease, license, franchise or other instrument or obligation to which Kevlin is a party, or (iii) except as set forth in EXHIBIT 3.1(d), require Kevlin to obtain any novation, consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any person or entity not a party to this Agreement.

               (e) FINANCIAL STATEMENTS. Kevlin has furnished or will furnish Chelton with: (i) independently audited financial statements as at May 31, 1993, 1994 and 1995 and for the fiscal years then ended; (ii) financial statements as at August 31, 1995 and for the period then ended and (iii) an interim balance sheet as of the end of the month immediately preceding the Closing and statement of profit and loss and supporting schedules of expenses for the period then ended and notes, as appropriate (collectively, the "Financial Statements"). Except as set forth in the notes to the Financial Statements, the Financial Statements have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present or will fairly present, as the case may be, the results of the operations of Kevlin and Kevlin's financial position for the periods indicated other than, with respect to the interim financial statements, for non-material changes resulting from normal year-end adjustments. There shall be no changes made in the accounting principles used in preparing any Financial Statements for periods subsequent to May 31, 1995, nor shall there be any changes in the method of application of same.

               (f) UNDISCLOSED LIABILIITIES. Kevlin is not liable for or subject to any Liabilities (as hereinafter defined), except
(a) Liabilities adequately disclosed or reserved for in the most recent Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed in EXHIBIT 3.1(p) or not required to be disclosed thereon, none of which Liabilities under any such contract, commitment or agreement were required under GAAP to have been adequately and specifically disclosed or reserved for in the most recent Financial Statements, or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of Kevlin, and in accordance with this Agreement, since the date of the most recent Financial Statements which individually do not exceed $25,000 and in the aggregate do not exceed $175,000. As used in this Agreement, the term "Liabilities" shall include any direct or indirect liability, indebtedness, obligation, guarantee or endorsement (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business), whether known or unknown, accrued, absolute, contingent or otherwise.

               (g) TAXES. (i) Kevlin has delivered to Chelton copies of the federal income tax returns of Kevlin for each of the last three fiscal years and all schedules and exhibits thereto. Kevlin has duly and timely filed in correct form all material federal, state and local information returns and tax returns ("Returns") required to be filed by it on or prior to the date hereof (all such Returns being accurate and complete in all material respects), and has duly paid or made provision for the payment of all material taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any governmental authority (including, without limitation, those due in respect of Kevlin's properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and (ii) have not been finally determined. The liabilities and reserves for taxes in the Financial Statements are sufficient in the aggregate for the payment of all material unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended May 31, 1995 or for any year or period prior thereto, and for which Kevlin may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. For purposes hereof, "Tax" or "Taxes" shall mean all taxes, levies, assessments, charges or fees of any kind or character, including without limitation U.S. federal, state, local and foreign income, profits, capital gains, franchise, sales, use, service, gross receipts, occupation, property, property transfer, lease, capital stock, premium, excise, payroll, withholding, estimated taxes and other governmental charges imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, additions to tax and penalties thereon.

                    (ii)  Except as disclosed in EXHIBIT 3.1(g),
(a) proper and accurate amounts have been withheld by the Company from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (b) Returns which are accurate and complete in all material respects have been filed by Kevlin for all periods for which Returns were due with respect to income tax withholding, Social Security and unemployment taxes and (c) the amounts shown on such Returns to be due and payable have been paid in full, or adequate provision therefor has been included by the Kevlin in the most recent Financial Statements.

                    (iii)  TAX AUDITS.  Except as disclosed in
EXHIBIT 3.1(g), (a) no audit of any material Return of Kevlin is currently in progress, nor has Kevlin been notified that such an audit is contemplated by any taxing authority, (b) Kevlin has not extended any statute of limitations with respect to the period for assessment of any federal, state or local Tax, (c) Kevlin does not contemplate the filing of an amendment to any Return, which amendment would have a Material Adverse Effect on Kevlin and (d) Kevlin does not have any actual or potential material liability for any Tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included Kevlin during a prior period) other than Kevlin. Except as disclosed in the Financial Statements or EXHIBIT 3.1(g), there are no material Tax claims pending against Kevlin, to the best of Kevlin's knowledge, there are no material Tax claims threatened to be asserted against Kevlin, and there are no material issues which have been raised in prior periods or audits which by application of similar principles are expected to result in a material Tax claim for any other period.

               (h) INVENTORIES. Kevlin's inventory: (i) complies in all material respects with all applicable federal laws and regulations and with all applicable laws and regulations of each of the states of the United States into which any product would be shipped directly by Kevlin; (ii) does not contain any Hazardous Materials (as hereinafter defined) and (iii) does not consist of any damaged or obsolete items which are material in amount. The inventories reflected in the Financial Statements have been or will be acquired in the ordinary course of business of Kevlin in accordance with its normal inventory practices and are or will be stated in accordance with GAAP and on a basis that is consistent with the valuation of same in Kevlin's May 31, 1995 balance sheet.

               (i)  NON-INFRINGMENT OF PATENTS, TRADEMARKS AND
OTHER INTELLECTUAL PROPERTY. EXHIBIT 3.1(i) contains a complete list of all of the patents, copyrights, trademarks, trade names, and service marks and names of Kevlin (the "Intellectual Property"). To the knowledge of Kevlin, the Intellectual Property does not infringe on or violate the rights of any person or entity. Kevlin is not aware of any claim of infringement or violation of the rights of others with respect to the Intellectual Property; nor is Kevlin aware of any use or exploitation by another person or entity which would conflict with Kevlin's claim to ownership of and right to use any of the Intellectual Property or which is similar to such Intellectual Property so as to create a reasonable possibility of confusion as to the source or ownership of any Intellectual Property by any member of the public, other than those licenses or alleged infringements disclosed on EXHIBIT 3.1(i). Except as disclosed in EXHIBIT 3.1(i), Kevlin has not licensed or permitted any other person or entity to use or exploit any Intellectual Property currently or at any time in the future, nor has Kevlin known of the existence of any such exploitation. Except as disclosed in EXHIBIT 3.1(i), Kevlin has not, within the prior ten years, been involved in any controversy with another person or entity involving the use or exploitation of any Intellectual Property. EXHIBIT 3.1(i) contains a listing of all registrations in any governmental office or registry with respect to any Intellectual Property. Kevlin's right to use or exploit any Intellectual Property is not dependent upon any license, permit, grant or agreement except as set forth in any registration listed in
EXHIBIT 3.1(i). Kevlin is not obligated to make any royalty or other payments with respect to any Intellectual Property. Kevlin owns all Intellectual Property necessary for the conduct of its business as it is conducted on the date hereof.

               (j) OPERATIONS AND USE OF PROPERTIES. To Kevlin's knowledge, Kevlin's operations, business and properties, including leased properties, are in conformity in all material respects with all applicable laws or orders or other governmental or administrative laws, ordinances, regulations or orders, including without limitation zoning, land use and building codes and motor vehicle registration, permitting, inspection and operation. Kevlin's assets are sufficient for the conduct of Kevlin's business as it currently is conducted and as it is proposed to be conducted in accordance with Kevlin's current commitments. Kevlin does not own or lease, directly or indirectly, any real property other than the real property listed on
EXHIBIT 3.1(j). There are no foreseeable costs payable by Kevlin upon the scheduled expiration of any real property lease.

               (k) LICENSES. Kevlin has all licenses, permits, approvals and other governmental authorizations necessary to own all of its properties and assets and to carry on its business as it is now being conducted except such as do not materially interfere with the conduct of its business, all of which are listed in
EXHIBIT 3.1(k) (collectively, the "Licenses"). Each License is valid and in full force and effect. Upon obtaining any required consents, the continuation, validity and effectiveness of each License will in no way be affected by the consummation of the transactions contemplated by this Agreement. Kevlin has not breached any provision of, is not in default under the terms of, and has not engaged in any activity that would cause revocation or suspension of, any License and no action or proceeding looking to or contemplating the revocation or suspension of any License is pending or, to the knowledge of Kevlin, threatened.

               (l) INSURANCE. Kevlin is covered by valid and currently effective insurance policies as set forth in EXHIBIT 3.1(l). Any insurance for which the current policy period by its terms extends beyond the Closing shall be kept in place by Kevlin and not terminated for any reason.

               (m) ENVIRONMENTAL MATTERS. Kevlin has been and currently is in full compliance with all Environmental Laws as hereinafter defined (i) at all the property leased by Kevlin during the past eight years ("Kevlin's Facilities") and (ii) in connection with all of Kevlin's operations conducted at Kevlin's Facilities. Except as set forth in EXHIBIT 3.1(m), there is not now, and has not been since Kevlin commenced operations, any presence, disposal, release or threatened release of any Hazardous Materials at Kevlin's Facilities, and to Kevlin's knowledge, no such event or condition occurred at Kevlin's Facilities prior to Kevlin's occupancy of same. To the knowledge of Kevlin, no asbestos, urea-formaldehyde foam or other forms of urea formaldehyde have been installed on or are included in the furnishing or construction of any building or other improvement at Kevlin's
Facilities. To the knowledge of Kevlin, Kevlin has made no disposal of any Hazardous Materials at any site currently listed pursuant to 42
U.S.C SECTION 9605(a)(8)(B) (or pursuant to any similar state or local law identifying hazardous sites) or any site currently being investigated for such listing pursuant to any such federal, state or local law. To the knowledge of Kevlin, there are no pending or threatened claims with respect to Hazardous Materials relating to Kevlin's Facilities or relating to any operations of Kevlin at Kevlin's Facilities, and Kevlin does not know of any basis for a claim being made against Kevlin with respect to any Hazardous Materials or under any Environmental Laws.
Kevlin has never used nor owned any underground storage tanks.

               For purposes of this Agreement, the term "Hazardous Material" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), radioactive substances and any material the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which is prohibited, controlled or regulated by any law, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
SECTION 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. SECTION 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. SECTION 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. SECTION 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C.
SECTION 300f, et seq.; Toxic Substances Control Act, 15 U.S.C. SECTION 2601, et seq.; Occupational Safety and Health Act, 29 U.S.C. SECTION 651, et seq.; Clean Air Act, 42 U.S.C. Section 7401, et seq.; and comparable provisions of applicable local county and city ordinances, or any substances so defined or stated in any of the regulations adopted and publications promulgated pursuant to those laws as they may have been amended from time to time on or before the date hereof (collectively, "Environmental Laws").

               (n) EMPLOYEES AND LABOR LAWS. Kevlin has not experienced any strikes, lockouts, grievances or other material labor disputes or demands for recognition of a union as collective bargaining agent for all or any part of Kevlin's employees, and Kevlin is not and has never been a party to any collective bargaining or other labor agreement. Except as disclosed in EXHIBIT 3.1(n), Kevlin has no written agreements of employment and no oral agreements or understandings with any employee as to any specific period of employment. Kevlin is in compliance in all material respects with all federal, state and local governmental laws and regulations relating to the employment of labor, including provisions relating to wages, fringe benefits, hours, working conditions, occupational safety and health, safety of the premises, collective bargaining, payment of social security and unemployment taxes, civil rights and discrimination in hiring, retention, promotion, pay and other conditions of employment; and Kevlin is not liable for arrearages on wages or any tax or penalties for failure to comply with those laws or regulations. There are no oral agreements or understandings with employees except as to current salary or wage rates and no other oral agreements or understandings which will affect Kevlin's employment practices or operations. Kevlin is in compliance with the Immigration Reform and Control Act of 1986. Employees are generally required to work 40 hours a week.

               (o) PRODUCT LABELING, PRODUCT LIABILITY AND PRODUCT WARRANTY. Kevlin is in compliance in all material respects with all federal and state laws and regulations relating to product labeling, product safety and public health and safety. Kevlin has not received any notice of any claim that any product now or heretofore offered for sale or sold by it or distributed by it in connection with product sales is injurious to the health and safety of any person or is not in conformity with its specifications or not suitable for any purpose or application for which it is offered for sale, sold or distributed. Attached as EXHIBIT 3.1(o) are complete and correct copies of all product warranties with Kevlin's customers and instances where Kevlin has obligated itself to provide repair and product support services at no cost (or discounted cost) to its customers and such obligation is currently outstanding and will be outstanding as of the Effective Time. There are no outstanding returns of product from customers of Kevlin which have not been recorded in Kevlin's books or issues relating to products delivered by Kevlin that could give rise to product returns. Where contractually required, products sold by Kevlin have been released in conformance with Kevlin's own certification of conformity.

               (p)  VALIDITY AND EXISTENCE OF AGREEMENTS.
EXHIBIT 3.1(p) sets forth all the following with respect to Kevlin (collectively referred to as the "Agreements"):

                    (1)  All written agreements, contracts,
arrangements, commitments, understandings or obligations to which Kevlin is a party or by which it or its properties is or may be bound which involve more than $25,000 in the aggregate;

                    (2)  All written agreements, contracts,
arrangements, commitments, understandings or obligations, limiting in any respect the freedom of Kevlin or any of its key employees to compete in any line of business or with any person or to do business with any particular customers or class of customers or to carry on business in any geographic area;

                    (3)  All written agreements, contracts,
arrangements, commitments, understandings or obligations with respect to the payment by Kevlin of commissions which involve more than $25,000 in the aggregate;

                    (4) Kevlin's published standard conditions of purchase and sale;

                    (5)  All written agreements of Kevlin with
distributors and sales agents or representatives;

                    (6)  All written agreements of Kevlin with
customers relating to the return of products previously sold; and

                    (7)  To Kevlin's knowledge, all oral
agreements, contracts, arrangements, commitments, understandings or obligations to which Kevlin is a party or by which it or its properties is or may be bound which involve more than $25,000 in the aggregate.

                    Kevlin has delivered or made available to Chelton a true and complete copy of each of the written Agreements that involve more than $25,000, which copies accurately reflect the understanding of Kevlin with respect to the Agreements. Kevlin has delivered or made available to Chelton a fair and accurate summary of each of the oral Agreements listed on EXHIBIT 3.1(p) that involve more than $25,000. Each of the Agreements listed on EXHIBIT 3.1(p) is a valid and binding obligation of Kevlin in accordance with its respective terms, Kevlin has performed and complied in all material respects with the provisions thereof, and no party is in default or would be in default with the lapse of time or notice under the terms of, any of the Agreements.

               (q)  EMPLOYEE BENEFIT PLANS.

                    (1) EXHIBIT 3.1(q) lists all employee pension benefit plans (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"))

("Pension Plan"), all employee welfare benefit plans (as defined in Section 3(1) of ERISA) ("Welfare Plan"), all specified fringe benefit plans (as defined in section 6039D(d) of the Internal Revenue Code of 1986, as amended (the "Code")), and all executive compensation, retirement, supplemental retirement, deferred compensation, incentive, bonus, severance, compensation associated with change in control, perquisite, health care, death benefit, medical insurance, disability insurance, life insurance, vacation pay, sick pay or other plans, programs, and arrangements to which Kevlin is or has during the prior six years been a party, with respect to which Kevlin has an obligation, or that have been or are maintained, contributed to, or sponsored by Kevlin for the benefit of any current or former employee, officer, or director (such plans, programs, and arrangements to be referred to collectively as "Employee Benefit Plans"), that relate to Kevlin and are in effect or in connection with which any obligation remains on the date of this Agreement or that by their present terms will become effective after the date of this Agreement. The Financial Statements accurately reflect all commitments of Kevlin with respect to the Employee Benefit Plans to the extent required by GAAP, and EXHIBIT 3.1(q) sets forth a description of the actuarial and accounting valuation of each plan as of October 31, 1995 and August 31, 1995, respectively.

                    (2) Kevlin has furnished to Chelton a complete and accurate copy of each Employee Benefit Plan document (including all amendments) and a complete and accurate copy of all documents relating to such Employee Benefit Plan, including, if applicable:
(A) each trust agreement, insurance or annuity contract, investment management agreement, custodial agreement, and other agreement relating to the funding of the Employee Benefit Plan, and all amendments to them; (B) the most recent summary plan description and any subsequent summary of material modifications; (C) the three most recently filed annual return reports (Form 5500 series), including all applicable schedules; (D) the most recent determination letter issued by the Internal Revenue Service, if the Employee Benefit Plan is intended to be qualified under section 401(a) of the Code, the application submitted for it, any correspondence with the Internal Revenue Service in connection with the determination letter or application, and any pending application for a determination letter;
(E) the three most recent financial statements; and (F) the three most recent actuarial valuation reports. Attached as
EXHIBIT 3.1(q)(2) are correct and complete copies of the following plans: (a) Kevlin Corporation Employee Stock Ownership Plan;
(b) 401(k) Plan Adoption Agreementand Merrill Lynch Prototype Defined Contribution Plan Base Plan Document; (c) Kevlin Corporation Supplemental Executive Retirement Plan; (d) Executive Deferral Plan;
(e) Objective Setting and Management Incentive Compensation Program;
(f) Executive Severance Agreements with (i) Arthur C. Williams,
(ii) Jack Moran, (iii) Jeffrey Bandrowski, (iv) Robert M. Ricci,
(v) John F. Rice; (vi) Andrew Pellerin; (vii) D. Wayne Peters and
(viii) Daniel Whelan; (g) Retirement Benefit to James Galbraith;
(h) Employment Agreement with Ernest Lattanzi; (i) Split Dollar Whole
Life

Insurance Policy for Marguerite Fitzgerald; (k) Executive
Supplemental Disability Income Policy and (l) a Letter Agreement dated November 10, 1995 among Kevlin and Arthur Williams regarding severance payments.

                    (3)  Each Employee Benefit Plan is now and
always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws, including, without limitation, ERISA, all provisions of the Code applicable to secure intended tax consequences, and federal securities law, and all regulations and rulings under such laws. All persons who participate in the operation of the Employee Benefit Plans and all Employee Benefit Plan fiduciaries have always acted in all material respects in accordance with the provisions of all applicable law, including, without limitation, ERISA, the Code, and federal securities law, and all regulations and rulings under such laws. Kevlin has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or violation by any party to, any Employee Benefit Plan. No legal action, suit, claim, or governmental proceeding or investigation is pending or, to the knowledge of Kevlin, threatened or imminent with respect to any Employee Benefit Plan (other than claims for benefits in the ordinary course) and, to the knowledge of Kevlin, no fact or event exists that could give rise to any such action, suit, claim, or governmental proceeding or investigation.

                    (4) The administrator of each Employee Benefit Plan that is an "employee benefit plan" as defined in section 3(3) of ERISA ("ERISA Plan") has complied with all applicable reporting and disclosure requirements under Part 1 of Title I of ERISA. Each summary plan description and summary of material modifications with respect to each such ERISA Plan describes the ERISA Plan accurately and comprehensively in accordance with the requirements of ERISA and each annual report/return filed with respect to each such ERISA Plan, including all schedules and attachments, are correct and accurate as of the date of filing.

                    (5) With respect to any Pension Plan intended to qualify under section 401(a) of the Code, each such Pension Plan is qualified under section 401(a) of the Code and any trust through which such Pension Plan is funded is exempt from federal income tax under section 501(a) of the Code; a favorable determination letter has been received from the Internal Revenue Service as to the qualified status of such Pension Plan and trust under the Internal Revenue Code as amended by the Tax Reform Act of 1986 and subsequent legislation. Nothing has occurred that could adversely affect the qualified status of such Pension Plan or trust.

                    (6) There has been no prohibited transaction (within the meaning of section 406 of ERISA or section 4975 of the Code) with respect to any ERISA Plan, other than any transaction subject to a statutory or administrative exemption.
No person has acted or failed to act in connection with any Employee Benefit Plan in a manner that would subject Kevlin to direct or indirect liability, by indemnity or otherwise, for a breach of any fiduciary duty.

                    (7) Kevlin has not incurred liability for any excise tax arising under section 4971, 4972, 4980, or 4980B of the Code, and no fact or event exists that could give rise to any such liability.

                    (8)  Kevlin has not incurred liability under
Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course), and, to its knowledge, no fact or event exists that could give rise to such liability. No complete or partial termination has occurred within the past five years with respect to any Pension Plan. No reportable event (within the meaning of section 4043 of ERISA) or event described in section 4063(a) of ERISA has occurred or is expected to occur with respect to any Pension Plan subject to Title IV of ERISA. No proceeding has been instituted by the PBGC to terminate any Pension Plan, nor has any notice of intent to terminate any Pension Plan been filed with the PBGC. All premiums due the PBGC have been paid in full on a timely basis.

                    (9) No Pension Plan (subject to section 302 of ERISA or section 412 of the Code) has had an accumulated funding deficiency (within the meaning of section 302 of ERISA or section 412 of the Code), whether or not waived. No asset of Kevlin is the subject of a lien arising under section 302(f) of ERISA or section 412(n) of the Code. Kevlin has not been required to post security under section 307 of ERISA or section 401(a)(29) of the Code, and no fact or event exists that could give rise to such a lien or requirement to post any such security.

                    (10) All contributions, insurance premiums, or payments required to be made with respect to the Employee Benefit
Plans have been made by their due dates.

                    (11) As to each Pension Plan that is a defined benefit plan (as defined in section 3(35) of ERISA) and that is subject to section 302 of ERISA or section 412 of the Code, the most recent actuarial valuation report accurately reflects the value of the plan assets and liabilities on an on-going basis as of the date of such valuation based on the funding method and actuarial assumptions specified in the report, all employee census data furnished to the plan's actuary by Kevlin in connection with such valuation and prior valuations has been accurate and complete in all material respects, and nothing has occurred since the date of such valuation that would have a materially adverse effect on the funding condition of the Pension Plan.

                    (12) Except as disclosed on EXHIBIT 3.1(q), no Employee Benefit Plan, and no other commitment or agreement, provides for the payment of separation, severance, or similar benefits to any person solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under section 280G of the Code, and the consummation of the transaction contemplated by this Agreement will not accelerate the time of payment or vesting of, or increase the amount of, any compensation due to any employee. Kevlin has no liability under the Executive Severance Agreement among Kevlin and Jeffrey Bandrowski, which is referenced in EXHIBIT 3.1(n).

                    (13) Except as disclosed on EXHIBIT 3.1(q),
Kevlin has no liability with respect to any employee or former employee for post-employment benefits, other than those associated with the Pension Plans, and other than as required by section 4980B of the Code and Part 6 of Title I of ERISA.

                    (14) There has been no representation made to or communication with any employee that is not in accordance with the existing terms and limitations of the Employee Benefit Plans. Kevlin has made no commitment to modify any, or create any other, Employee Benefit Plan.

               (r) CONTROLLED GROUP STATUS. Kevlin has never been a member of either (i) a controlled group (within the meaning of section 414(b) or (c) of the Code or (ii) an affiliated service group (within the meaning of section 414(m) or (o) of the Code).

               (s) NO MULTIEMPLOYER PLANS. Kevlin has never had any obligation to contribute to any multiemployer plan within the meaning of section 3(37) or 4001(a)(3) of ERISA with respect to any of its employees. Kevlin is not and could not become subject to any withdrawal liability within the meaning of section 4201 of ERISA with respect to any multiemployer plan. Kevlin has never been a substantial employer within the meaning of section 4001(a)(2) of ERISA with respect to any single-employer plan within the meaning of section 4001(a)(15) of ERISA for which an employer could incur liability under section 4063 or 4064 of ERISA.

               (t) DEBTS AND CAPITALIZED LEASES. EXHIBIT 3.1(t) contains a list of all liabilities under any capitalized lease of Kevlin. The consummation of the transactions contemplated by this Agreement will not cause the acceleration of or otherwise adversely affect the terms or conditions of any such liabilities or obligations.

               (u)  LITIGATION.  Except as disclosed on
EXHIBIT 3.1(u), there are no (i) claims, suits, actions, citations, administrative or arbitration or other proceedings or governmental investigations pending or, to the knowledge of Kevlin, threatened against Kevlin or to which Kevlin is a party or relating to any of the properties, businesses or business practices of Kevlin or the transactions contemplated by this Agreement (including but not limited to proceedings and investigations related to Environmental Laws, civil rights, discrimination in employment and occupational safety and health) or
(ii) judgments, orders, writs, injunctions or decrees of any court or administrative agency naming the Seller or directly affecting its assets or business.

               (v) CONTINUATION OF BUSINESS. Except as otherwise disclosed in this Agreement, Kevlin does not know of any facts or circumstances which it reasonably expects to have a Material Adverse Effect (as defined in SECTION 7.11(a)) on the continuance of Kevlin's business after the Closing in the same manner as such business was conducted by Kevlin prior to the Closing.

               (w) MANAGEMENT PERSONNEL. To the knowledge of Kevlin, none of the management personnel of Kevlin have (i) been convicted of a criminal act (other than a minor traffic violation) during the ten-year period immediately preceding the date of this Agreement, or (ii) any health problem which might prevent the individual from fulfilling his or her work responsibilities in the foreseeable future.

               (x) ABSENCE OF CHANGES. Since May 31, 1995, and except as otherwise disclosed in this Agreement, there has not been
(i) any material adverse change in the financial condition, assets (excluding normal wear and tear and obsolescence) or business of Kevlin, (ii) any material damage to, destruction of or loss of the assets, whether or not covered by insurance, (iii) any material changes in compensation or bonus payments or arrangements for any employees of Kevlin except as provided in SECTION 4.6, (iv) any sale or transfer of any assets of Kevlin other than in the ordinary course of its business and consistent with past practice, (v) any cancellation or compromise of any debts or claims owed to Kevlin other than in the ordinary course of its business and consistent with past practice, (vi) any transaction not in the ordinary course of Kevlin's business and consistent with past practice, or (vii) any amendment or termination of any contract or agreement which materially and adversely affects the assets or business of Kevlin.

               (y) DELIVERY OF EXHIBITS. All exhibits referred to in this SECTION 3.1 or any other exhibits referred to in this Agreement and all documents listed in those exhibits have been delivered to Chelton and Chelton acknowledges receipt thereof.

               (z) NO SIDE AGREEMENTS. Except as separately listed in EXHIBIT 3.1(p), Kevlin is not a party to any agreement calling for any action by Kevlin outside of the ordinary course of business; no agreement or understanding exists calling for any payment or consideration from a customer or supplier of Kevlin to an officer, director or shareholder of Kevlin respecting any transaction between Kevlin and such supplier or customer; and no affiliate of Kevlin, directly or through any business concern affiliated with such affiliate, transacts any business with Kevlin except for employment covered by SECTION 3.1(n) hereof.

               (aa) SUPPLIERS AND TOOLING.  Except as set forth in
EXHIBIT 3.1(aa), there are no sole source suppliers for any of Kevlin's purchased parts or sub-assemblies in respect of current sales or projected sales by Kevlin. EXHIBIT 3.1(aa) also sets forth a list of all tooling and castings used in the manufacture of the parts or sub-assemblies Kevlin procures from its suppliers, as well as where the tooling is located, who owns it and whether there is any restriction on Kevlin taking possession of or relocating same.

               (ab) TITLE TO AND LOCATION OF ASSETS. Except as disclosed in EXHIBIT 3.1(ab), there are no liens, claims, security interests, mortgages, easements, restrictions, charges or encumbrances affecting any of Kevlin's assets or Kevlin's leasehold interests and Kevlin has good and marketable title to or a valid leasehold interest in all of its assets. Except as disclosed in
EXHIBIT 3.1(ab), all of Kevlin's assets are located at Kevlin's facility at 5 Cornell Street, Wilmington, Massachusetts.

               (ac) MACHINERY AND EQUIPMENT. Kevlin's machinery and equipment is in good operating condition and repair sufficient to permit the conduct of its business consistent with past practice.
The machinery and equipment owned by Kevlin at the Closing will be sufficient for the conduct of Kevlin's business and the fulfillment of Kevlin's existing orders and will constitute substantially all machinery and equipment used by Kevlin in its business as of May 31, 1995, except for unnecessary items or items which have been replaced with substantially equivalent items.

               (ad) PRODUCT DESIGN AND DRAWINGS; ABSENCE OF
DEFECTS. Kevlin has sufficient documentation to support the manufacture of the products manufactured by Kevlin during the past 60 months. Kevlin is not aware of any design defect which may adversely affect the performance or safety of any of Kevlin's products or the ability to manufacture those products profitably.

               (ae) GOVERNMENT ASSISTANCE. EXHIBIT 3.1(ae) attached hereto describes any agreements, loans, other funding arrangements and assistance programs (collectively called "Government Assistance Programs") which have been provided to Kevlin from any federal, state, municipal or other government or governmental agency, board, commission or authority, domestic or foreign (collectively called "Government Agencies"). Kevlin has performed all of its obligations under the Government Assistance Programs, and no basis exists for any Government Agencies to seek payment or repayment of any amount or benefit provided under any of the Government Assistance Programs.

               (af) ARRANGEMENTS WITH PROFESSIONALS. Any arrangements of Kevlin with attorneys, accountants or other professional advisors can be terminated by Kevlin at or after the Closing without penalty by Kevlin (except with respect to unbilled services rendered prior to the date of such termination).

               (ag) NO LOSS CONTRACTS.  Except as disclosed in
EXHIBIT 3.1(ag), to Kevlin's knowledge, Kevlin does not have any Contract with any customer that will result in a loss to Kevlin as determined under GAAP. For purposes of this Agreement, "Contract" or "Contracts" shall mean those contracts and purchase and sales commitments and orders to which Kevlin is a party or by which Kevlin or the properties of Kevlin is or may be bound, including, without limitation, contracts and orders providing for the purchase, receipt, sale or distribution of goods, products or services by Kevlin, all prepaid items and deposits of Kevlin with respect to those contracts and Kevlin's health insurance and disability plan (but excluding all contracts of employment and contracts relating to employees).

               (ah) CUSTOMER RELATIONS.  Except as set forth on
EXHIBIT 3.1(ah), since May 31, 1995, no customer of Kevlin has terminated or communicated to Kevlin the intention or threat to terminate its relationship with Kevlin, or the intention to substantially reduce the quantity of products or services it purchases from Kevlin, or its dissatisfaction with the products or services sold by Kevlin, nor has Kevlin terminated or communicated to any customer the intention or threat to terminate its relationship with the customer. No amounts of money are or will become repayable to any of Kevlin's customers under any of the Contracts relating to performance of those Agreements prior to the Closing.

               (ai) DELIVERY SCHEDULES. Kevlin and its customers are in agreement with respect to all delivery schedules under Kevlin's Agreements with its customers, and there are no material delivery delays, to its knowledge, or other non-compliance by Kevlin with the terms of those Agreements that could give rise to penalties or cancellation of the Agreement.

               (aj) FINANCIAL RECORDS. Kevlin makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls that provide reasonable assurance that
(i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of Kevlin's financial statements and to maintain accountability for its assets, and (iii) the book records of its assets is compared with its actual assets at reasonable intervals.

               (ak) GUARANTIES. Kevlin is not a party to any guaranty or other credit accommodation which accommodates the credit of another person.

               (al) DIVIDENDS. Since May 31, 1995, Kevlin has not declared or paid any dividends in cash or in kind upon any of its capital stock or returned any capital to its stockholders in the form of cash or other property or paid or made any distribution of cash or other property to the stockholders.

               (am) NO POWER OF ATTORNEY. There are no outstanding powers of attorney granted by Kevlin except with respect to checking accounts and those listed on EXHIBIT 3.1(am).

               (an) SEC REPORTS. Kevlin has filed all required forms, reports and documents with the SEC ("Kevlin SEC Reports") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Securities and Exchange Act of 1934 (the "Exchange Act"), and the rules and interpretive releases promulgated thereunder. None of such Kevlin SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained nor contains, or, if to be filed in the future will contain, any untrue statement of a material fact, or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ao) PROXY STATEMENT. The Proxy Statement required for the consummation of the Merger will comply in all material respects with the Exchange Act, except that no representation will be made by Kevlin with respect to information supplied in writing by Chelton or any affiliate of Chelton specifically for inclusion in the Proxy Statement. None of the information relating to Kevlin and its Subsidiaries shall, at the time the Proxy Statement is mailed or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ap) MANAGEMENT SHARES. The officers, directors and Kevlin Corporation Employee Stock Ownership Plan, own, in the aggregate, 13.7% of the outstanding Kevlin Stock.

               (aq) STATUS OF FLOW VISION.  Attached hereto as
EXHIBIT 3.1(aq) is a copy of all correspondence relating to pending claims under the agreement by which Kevlin sold most of the assets of Flow Vision Inc. (a Massachusetts corporation) (the "Flow Vision Agreement"). To Kevlin's knowledge, there are no past or current events or circumstances that could give rise to claims against Kevlin under the provisions of the Flow Vision Agreement. Kevlin has received written confirmation from the purchaser under the Flow Vision Agreement that there can be no further claims against Kevlin for product warranty claims under the Flow Vision Agreement; a copy of this written confirmation is included in EXHIBIT 3.1(aq).

               (ar) TRUTH OF REPRESENTATIONS. On the date of this Agreement and on the date of the Closing, no representation or warranty of Kevlin in this Agreement, nor any written statement or certificate executed by Kevlin and furnished or to be furnished to Chelton pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          Section 3.2 REPRESENTATIONS AND WARRANTIES OF CHELTON AND NEWCO. Chelton and NEWCO, each jointly and severally, represent and warrant to Kevlin that:

               (a) CORPORATE STANDING AND AUTHORITY. Chelton and NEWCO are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and Massachusetts, respectively, and have full corporate power and authority to carry on their current business operations and consummate the transactions contemplated by this Agreement. The execution of this Agreement and consummation of the transactions contemplated herein will not violate any provision of Chelton's or NEWCO's By-Laws, or Certificate of Incorporation or Articles of Incorporation or any law, regulation or ordinance or any provision of any contract, instrument, order, award, judgment or decree to which Chelton or NEWCO is a party or by which Chelton and NEWCO are bound. This Agreement is a legal, valid and binding agreement of Chelton and NEWCO enforceable against Chelton and NEWCO in accordance with its terms, subject to the laws of bankruptcy, insolvency and moratorium and other laws or equitable principles generally affecting creditors' rights and to general equitable principles. Chelton and NEWCO have obtained all necessary authorization and approval by their Boards of Directors and, in the case of NEWCO, by its sole stockholder, for the execution of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate action is necessary by either Chelton or NEWCO for the execution of this Agreement and the consummation of the transactions contemplated hereby. No consent, authorization, order or approval of any person, governmental authority or any court is required in connection with the execution and delivery by Chelton and NEWCO of this Agreement or the consummation by Chelton and NEWCO of the transactions contemplated hereby other than as contemplated by
Section 5.2(g) hereof.

               (b) LITIGATION. There is no litigation pending or, to the knowledge of Chelton or NEWCO, threatened against Chelton or NEWCO which seeks to prevent, or if successful would prevent, Chelton or NEWCO from consummating the Merger.

               (c) PROXY STATEMENT. None of the information furnished in writing by Chelton relating to Chelton, NEWCO and their subsidiaries for use in the Proxy Statement shall, at the time the Proxy Statement is mailed or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) TRUTH OF REPRESENTATIONS. On the date of this Agreement and on the date of the Closing, no representation or warranty of Chelton or NEWCO in this Agreement, nor any written statement or certificate executed by Chelton and furnished or to be furnished to Kevlin pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.


                           ARTICLE IV
                           COVENANTS

          Section 4.1 CONDUCT OF BUSINESS OF KEVLIN. Except as otherwise contemplated by this Agreement or disclosed in the Exhibits hereto, during the period from the date of this Agreement to the Effective Time, Kevlin and its Subsidiaries will each conduct their operations according to their ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Exhibits hereto, neither Kevlin nor any of its Subsidiaries will, prior to the Effective Time, without the prior written consent of Chelton (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than pursuant to commitments outstanding at the date hereof, or (ii) any other securities in respect of, in lieu of or in substitution for, capital stock outstanding on the date hereof, (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities, (c) declare or pay any dividend or distribution on any shares of its capital stock, (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business,
(e) propose or adopt any amendments to its charter or by-laws, (f) enter into, assign or terminate, or amend in any material respect, any Agreement other than in the ordinary course of business,
(g) acquire, dispose of, encumber or relinquish any material asset other than in the ordinary course of business, (h) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any material asset, (i) make any material capital expenditures other than pursuant to existing capital expenditure programs that are disclosed in EXHIBIT 4.1(i), (j) allow or permit the expiration, termination or cancellation at any time prior to the Effective Time of any of the insurance policies or coverages or surety bonds currently maintained by or on behalf of Kevlin unless replaced with a policy, coverage or bond having substantially the same coverage and similar terms and conditions, (k) waive, settle or compromise any material litigation or other material claim on a basis materially adverse to Kevlin or its Subsidiaries,
(l) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect or
(m) incur any indebtedness for borrowed money (other than any indebtedness in place at the date of this Agreement).

          Section 4.2    ACCESS TO INFORMATION.

               (a) Between the date of this Agreement and the Effective Time, Kevlin will afford to Chelton and its authorized representatives full access during normal business hours to the real estate, offices, warehouses or other facilities and to the books and records of Kevlin and its Subsidiaries, will permit Chelton and its representatives to make such inspections as they may require during normal business hours and will cause Kevlin's officers to furnish Chelton and its representatives with such financial and operating data, environmental assessments and other information with respect to the business and real property of Kevlin and its Subsidiaries as Chelton and its representatives may from time to time reasonably request. No inspection or examination by Chelton will constitute a waiver of any claim against Kevlin for misrepresentation or breach of this Agreement.

               (b) The parties will hold and will cause their representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process (as to which it will give the other party notice and an opportunity to contest disclosure), or, in the opinion of counsel, by other requirements of law, all documents and information concerning the parties furnished to them and their representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the parties or their representatives or
(ii) later lawfully acquired by the parties or their representatives from other sources, which acquisition can be demonstrated in writing by the disclosing party, unless they or their representatives know that such other sources are not entitled to disclose such information) and will not use such information or release or disclose such information to any other person, except their auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement, provided that such person shall have first been advised of the confidentiality provision of this SECTION 4.2. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) in the public domain through no fault of Chelton, NEWCO or Kevlin, as the case may be, or their respective representatives or (ii) later lawfully acquired by the parties or representatives from other sources, which acquisition can be demonstrated in writing by the disclosing party, and, if requested, either party will, and will cause its agents, auditors, consultants, representatives and advisors to return to the other, or destroy, all copies of written information furnished.

               (c) Kevlin agrees to furnish Chelton at the time of filing with copies of all reports and filings (including exhibits and schedules) filed by Kevlin with the SEC between the date hereof and the Closing.

          Section 4.3 BEST EFFORTS. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Boards of Directors of the parties under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          Section 4.4    CONSENTS.  Chelton and Kevlin each will
use its best efforts to obtain such consents of third parties to agreements which would otherwise be violated by any provisions hereof, to take all actions necessary to effect the transactions contemplated hereby, and to make such filings with Governmental Authorities necessary to consummate the transactions contemplated by this Agreement including, without limitation, (a) the vigorous defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby unless in the good faith judgment of the party against whom the lawsuit or other legal proceeding is brought the claims against such party have a reasonable likelihood of success, including seeking to have any stay or temporary restraining order entered by any court or governmental authority vacated or reviewed, and (b) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement.

          Section 4.5 PUBLIC ANNOUNCEMENTS. Except as required by law or other regulatory body, neither party shall make any news releases or other public announcement pertaining to the existence of this Agreement or the Merger without the prior consent of the other party hereto. To the extent such a release or announcement is required by law, the party making the same shall give the other party advance notice of, and an opportunity to comment on, the proposed release or announcement.

          Section 4.6 CERTAIN PAYMENTS. The parties agree that Kevlin will be permitted to make certain payments in connection with the Merger as follows:

               (a) up to $100,000, in the aggregate, to the staff of Kevlin, to be apportioned as determined by Kevlin's Board of Directors, as set forth in EXHIBIT 4.6(a); and

               (b) up to $256,033, in the aggregate, to Kevlin's non-employee directors in full and final payment for their services on behalf of Kevlin as set forth in EXHIBIT 4.6(b).

          Section 4.7    FUNDING OF NEWCO.  Prior to the Closing,
Chelton shall cause NEWCO to be funded with an amount of cash sufficient to pay the aggregate Merger Consideration for the outstanding Shares and Stock Options.

          Section 4.8 INSURANCE. Chelton shall use its best efforts to obtain and maintain for a period of one year after the Effective Time an endorsement extending the period in which claims may be made under Kevlin's directors' and officers' liability insurance policy in effect on the date of this Agreement, or a policy of such other responsible carrier as Chelton may elect, with respect to causes of action that arise out of facts or omissions occurring on or before the Effective Time; provided, however, that in no event shall Chelton be required to expend pursuant to this section more than an amount per year equal to 125% of current annual premiums paid by Kevlin for such insurance.


                           ARTICLE V
            CONDITIONS TO CONSUMMATION OF THE MERGER

          Section 5.1    CONDITIONS TO KEVLIN'S OBLIGATION TO
CLOSE. The obligations of Kevlin at Closing shall be subject to satisfaction of the following conditions at Closing:

               (a)  REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of Chelton and NEWCO set forth in
SECTION 3.2 hereof shall be true and correct as of the date of this Agreement and as of Closing as though those representations and warranties had been made at and as of that time, and Kevlin shall have received at Closing a certificate signed by Chelton's President to that effect.

               (b) NO LITIGATION. There shall not have been instituted or threatened on or before Closing any action or proceeding to restrict or prohibit the transactions contemplated by this Agreement.

               (c) MERGER CONSIDERATION. NEWCO shall present evidence reasonably satisfactory to Kevlin that, immediately prior to the Closing, it has cash on hand equal to or greater than the aggregate Merger Consideration for the outstanding Shares and Stock Options.

               (d)  APPROVAL OF KEVLIN'S STOCKHOLDERS.  The
approval of Kevlin's stockholders of this Agreement and the Merger as required by the Massachusetts Act shall have been obtained.

               (e) RECEIPT OF CONSENTS. Any consents from third parties required to be obtained by Kevlin to effect the Merger shall have been obtained by Kevlin.

               (f)  OPINION OF CHELTON AND NEWCO'S COUNSEL.
Chelton and NEWCO shall have delivered to Kevlin an opinion of Jaeckle, Fleischmann & Mugel, dated as of the Closing, in form and substance satisfactory to Kevlin, with respect to the matters set forth in SECTIONS 3.2(a), (b) and (d) of this Agreement.

          Section 5.2    CONDITIONS TO CHELTON'S AND NEWCO'S
OBLIGATION TO CLOSE. The obligations of Chelton and NEWCO at Closing shall be subject to satisfaction of the following conditions at
Closing:

               (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Kevlin set forth in SECTION 3.1 hereof shall be true and correct as of the date of this Agreement and as of Closing as though those representations and warranties had been made at and as of that time, the covenants contained in SECTIONS 2.3,
4.1 and 4.2(a), hereof shall have been performed, and Chelton and NEWCO shall have received at Closing a certificate signed by each of Kevlin's officers (currently, Jonathan Donaldson, Wayne Peters, John Moran, Robert Ricci) to that effect.

               (b) NO LITIGATION. There shall not have been instituted or threatened any action, proceeding or investigation to restrict or prohibit the transactions contemplated by this Agreement or which would give rise to material damages to Kevlin or have a Material Adverse Effect on the value of the assets of Kevlin.

               (c)  APPROVAL OF KEVLIN'S STOCKHOLDERS.  The
approval of Kevlin's stockholders of this Agreement and the Merger as required by the Massachusetts Act shall have been obtained.

               (d) RECEIPT OF CONSENTS. All consents from third parties required to be obtained by Kevlin to effect the Merger shall have been obtained by Kevlin in form and substance reasonably satisfactory to Chelton and NEWCO.

               (e) OPINION OF KEVLIN'S COUNSEL. Kevlin shall have delivered to Chelton and NEWCO an opinion of Palmer & Dodge, dated as of the Closing, in form and substance reasonably satisfactory to Chelton and NEWCO, with respect to the matters set forth in SECTIONS 3.1(a) (other than as to qualification as a foreign corporation or the last sentence of that section) and (d) of this Agreement, as well as whether there exists, to Palmer & Dodge's knowledge, any pending litigation which seeks to prevent, or if successful would prevent, Kevlin from consummating the Merger.

               (f)  RESIGNATION LETTERS.  Kevlin shall have
obtained letters of resignation from each officer and director in office immediately prior to the Effective Time.

                         (g)  CONTINUATION OF INSURANCE.  Chelton
shall have received confirmation from Kevlin's insurers that the insurance policies listed in EXHIBIT 3.1(l) will continue in effect after the Closing notwithstanding the Merger.

               (h) ENVIRONMENTAL STUDY. Chelton shall have received an environmental study from an environmental consulting firm approved by Chelton relating to Kevlin's Facilities that, in Chelton's reasonable judgment, indicates that there are no significant risks associated with Hazardous Materials or violations of any Environmental Laws at Kevlin's Facilities.

               (i) STOCK OPTIONS. At or prior to the Closing, all Stock Options shall have been exercised (or terminated) as described in SECTION 1.6(d).

          Section 5.3 OTHER CONDITIONS. The respective obligations of each party to effect the Merger are subject to the condition that no statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic governmental authority which prohibits or restricts the consummation of the Merger.

          Section 5.4    NO SOLICITATION.

               (a) Other than as required by their fiduciary responsibilities, the Board of Directors of Kevlin shall not negotiate an Acquisition Proposal (as defined below) with a Third Party unless and until this Agreement has been terminated in accordance with the provisions hereof.

               (b) Neither Kevlin nor any of its subsidiaries shall, directly or indirectly, take (nor shall Kevlin authorize or permit its subsidiaries, officers, directors, employees, representatives, investment advisors, bankers, attorneys, accountants or other agents or affiliates, to take) any action to

(i) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in discussions or negotiations with, or furnish any information to, any person in connection with any Acquisition Proposal; provided, that, to the extent required by the fiduciary obligations of the Board of Directors of Kevlin (as determined in good faith by the Board of Directors of Kevlin based upon written advice of Palmer & Dodge), upon receipt of (x) an unsolicited and written Superior Proposal (as defined in SECTION 5.4(c) below) or (y) an unsolicited and written Potential Superior Proposal (as defined below), Kevlin may: (1) take the action referred to in clause (ii) of this sentence with respect to such Superior Proposal or Potential Superior Proposal but only in connection with a simultaneous termination of this Agreement in accordance with SECTION 6.1, and (2) take any of the actions referred to in clause (iii) of this sentence with respect to such Superior Proposal or Potential Superior Proposal. A "Potential Superior Proposal" shall mean a proposal that a majority of the disinterested members of the Board of Directors of Kevlin determines in its good faith judgment to be reasonably likely to lead to a Superior Proposal (as defined in SECTION 5.4(c) below). "Acquisition Proposal" shall mean, except for the transactions contemplated by this Agreement, any proposed (i) merger, consolidation or similar transaction involving Kevlin, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of Kevlin or it subsidiaries representing 10% or more of the consolidated assets of Kevlin and its subsidiaries, (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of Kevlin or
(iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 10% or more of the outstanding Kevlin Common Stock.
Kevlin shall notify Chelton promptly of any Acquisition Proposal and shall provide Chelton with all available information with respect thereto.

               (c) The provisions of SECTION 5.4(a) shall not be deemed to prohibit the Board of Directors of Kevlin, prior to the consummation of the Merger, from withdrawing or modifying its approval or recommendation of the Merger or this Agreement, if a Superior Proposal is made, provided that (i) such action is required by the fiduciary obligations of the Board of Directors of Kevlin as determined in good faith by a majority of the disinterested members thereof, taking into account (x) the financial and other terms and conditions of the Superior Proposal and (y) the time period within which the transactions contemplated by such Superior Proposal can be consummated and (ii) the Board of Directors of Kevlin shall have received the written opinion of Palmer & Dodge to the effect that such action is required by the fiduciary obligations of the Board of Directors of Kevlin. For purposes of this Agreement, "Superior Proposal" means a bona fide proposal made by a Third Party to acquire all the outstanding Kevlin Common Stock or all or substantially all the assets of Kevlin pursuant to a tender or exchange offer, a merger or otherwise on terms which a majority of the disinterested members of the Board of Directors of Kevlin determine in its good faith judgment to be financially superior to Kevlin's stockholders than the Merger (based on a good faith determination that the value of such proposal, as a whole, exceeds the value of the consideration provided for in the Merger plus the amount of the Termination Fee, as hereinafter defined). For purposes of this Agreement, "Third Party" shall mean any corporation, partnership, person or other entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) other than Chelton, any affiliate of Chelton or any of their respective directors, trustees, officers, employees, representatives and agents or any entity controlled by one or more such persons.

               (d) Kevlin shall pay to Chelton upon demand an amount in cash equal to $1,000,000 (the "Termination Fee") if:
(i) Kevlin terminates this Agreement pursuant to SECTION 6.1(f) or
(ii) Chelton and NEWCO terminate this Agreement pursuant to
SECTION 6.1(c) for the reason that any of the conditions specified in SECTIONS 5.2(a), have not been met as a result of the intentional, deliberate or fraudulent misrepresentation or breach of covenant by Kevlin and are not capable of being met on or before March 31, 1996.

                           ARTICLE VI
                TERMINATION; AMENDMENTS; WAIVER

          Section 6.1    TERMINATION.  This Agreement may be
terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the shareholders of Kevlin, prior to the Effective Time:

               (a) by mutual written consent duly authorized by the Boards of Directors of Kevlin, Chelton and NEWCO;

               (b) by Chelton or Kevlin if the Effective Time shall not have occurred on or before March 31, 1996 (providing the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement);

               (c) by Chelton and NEWCO if any of the conditions specified in SECTION 5.2 shall not have been met or waived by them at such time as such condition is no longer capable of satisfaction;

               (d)  by Kevlin if any of the conditions specified in
SECTION 5.1 shall not have been met or waived by it at such time as such condition is no longer capable of satisfaction;

               (e) by Chelton or Kevlin: (i) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, (ii) if litigation or proceedings shall be pending that are reasonably likely to result in any of the foregoing or (iii) the condition specified in
SECTION 5.3 cannot be met;

               (f) by Kevlin if all of the following conditions are satisfied: (i) prior to the consummation of the Merger, Kevlin or its Board of Directors shall have received a Superior Proposal from a Third Party, (ii) the Board of Directors of Kevlin shall have received the written opinion of Palmer & Dodge to the effect that the fiduciary obligations of the Board of Directors require that Kevlin terminate this Agreement and enter into an agreement with respect to the Superior Proposal, (iii) the Board of Directors of Kevlin shall have resolved to enter into definitive documentation with respect to the Superior Proposal within 48 hours of the termination of this Agreement and (iv) Kevlin shall have paid to Chelton an amount in cash equal to the Termination Fee.

          Section 6.2    EFFECT OF TERMINATION.  In the event of
the termination and abandonment of this Agreement pursuant to
SECTION 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, or shareholders, except (i) to the extent applicable, the provisions of SECTIONS 4.2(b), 5.4(d) and 7.9 and
(ii) if the termination is pursuant to SECTIONS 6.1(c) or (d), the non-terminating party shall reimburse the terminating party for its costs and expenses incurred in connection with the Merger (including without limitation legal and accounting fees, travel expenses and other out of pocket expenses incurred in due diligence investigations and contract negotiations) up to a maximum of $150,000, which reimbursement shall be made immediately upon submission to the non-terminating party of the terminating party's written records with respect to such costs and expenses.

          Section 6.3 AMENDMENT. This Agreement may be amended by action taken by or on behalf of the Boards of Directors of Kevlin, Chelton and NEWCO at any time before or after adoption of this Agreement by the stockholders of Kevlin but, after any such approval, no amendment shall be made which decreases the Merger Consideration per Share or which adversely affects the rights of Kevlin's stockholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Kevlin, Chelton and NEWCO.

          Section 6.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of Kevlin, Chelton and NEWCO may (a) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party, or (c) subject to the proviso contained in
SECTION 6.3, waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                          ARTICLE VII
                         MISCELLANEOUS

          Section 7.1    SURVIVAL OF REPRESENTATIONS AND
WARRANTIES. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. This
SECTION 7.1, however, shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time.

          Section 7.2 BROKERAGE FEES; COMMISSIONS AND EXPENSES. Kevlin hereby represents and warrants to Chelton with respect to Kevlin, and Chelton and NEWCO hereby represent and warrant to Kevlin with respect to Chelton and NEWCO, that, except as set forth in
EXHIBIT 7.2, no person or entity is entitled to receive from Kevlin on the one hand, or Chelton and NEWCO, on the other hand, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby. Other costs, expenses and liabilities which may be incurred in connection with the consummation of this Agreement or the Merger, such as, for example and without limitation, the cost of professional fees shall be paid by the party incurring the cost.

          Section 7.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and
(b) shall not be assigned by operation of law or otherwise.

          Section 7.4    VALIDITY.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

          Section 7.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by overnight courier, when sent by confirmed facsimile or three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such address for a party as shall be specified by like notice):

          If to Kevlin:

                    Kevlin Corporation
                    5 Cornell Place
                    Wilmington, Massachusetts 01887
                    Attention:  Mr. Jonathan D. Donaldson

                    Copies of notices to Kevlin shall be sent to:

                    Palmer & Dodge
                    One Beacon Street
                    Boston, Massachusetts 02108
                    Attention:  Leon J. Glazerman, Esq.
                                Marc A. Rubenstein, Esq.

          If to Chelton and NEWCO:

                    Chelton Communication Systems, Inc.
                    c/o Chelton Ltd.
                    Fieldhouse Lane, Marlow
                    Buckinghamshire, England SL7 1LR
                    Attention:  Mr. Paul D. Long

                    Chelton Communication Systems, Inc.
                    179 Avenue of the Commons, Suite One
                    Shrewsbury, New Jersey 07702
                    Attention:  Mr. David V. Gaggin

                    Copies of notices to Chelton and NEWCO shall be sent to:

                    Jaeckle, Fleischmann & Mugel
                    800 Fleet Bank Building
                    12 Fountain Plaza
                    Buffalo, New York  14202-2292
                    Attention:  Charles F. Horne, IV, Esq.
                                Colleen A. Van Gelder, Esq.

          Section 7.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 7.7    DESCRIPTIVE HEADINGS.  The descriptive
headings herein are inserted for convenience of reference only andare not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 7.8    COUNTERPARTS.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          Section 7.9 EXPENSES. Except as otherwise provided herein, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

          Section 7.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 7.11   CERTAIN DEFINITIONS.

               (a) "Material Adverse Effect" shall mean any adverse change in the financial condition, assets, business or operations of any party which is material to such party and its subsidiaries taken as a whole.

               (b) "Special Meeting" shall mean the special meeting of the shareholders of the Company called pursuant to the Proxy Statement to consider approval of the Merger.

               (c)  "Subsidiary" shall mean, when used with
reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity. Such term shall also refer to any other partnership, limited partnership, joint venture, trust, or other business entity in which a party hereto owns a majority interest.

          Section 7.12 PERFORMANCE BY NEWCO. Chelton agrees to cause NEWCO to comply with its obligations hereunder and to cause
NEWCO to consummate the Merger as contemplated herein.

          Section 7.13 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year set forth above.

                              KEVLIN CORPORATION


                              By: /s/  Jonathan D. Donaldson
                                  -------------------------------
                                  Jonathan D. Donaldson, Chairman


                              KEVLIN ACQUISITION CORP.


                              By: /s/  David V. Gaggin
                                  -------------------------------
                                  David V. Gaggin, President


                              CHELTON COMMUNICATION SYSTEMS, INC.


                              By: /s/  David V. Gaggin
                                  --------------------------------
                                  David V. Gaggin, President

                                                                       EXHIBIT B

M.G.L.A. Chapter 156B


Sec. 85. Dissenting stockholder;  right to demand payment for stock; exception

   A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection
(c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

Sec. 86. Sections applicable to appraisal; prerequisites

   If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.


Sec. 87. Statement of rights of objecting stockholders in notice of meeting;
form

   The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

   "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."


Sec. 88. Notice of effectiveness of action objected to

   The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.


Sec. 89. Demand for payment;  time for payment

   If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.


Sec. 90. Demand for determination of value; bill in equity; venue

   If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.


Sec. 91. Parties to suit to determine value;  service

   If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.


Sec. 92. Decree determining value and ordering payment; valuation date

   After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.


Sec. 93. Reference to special master

   The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.


Sec. 94. Notation on stock certificates of pendency of bill

   On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

Sec. 95. Costs;  interest

   The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.


Sec. 96. Dividends and voting rights after demand for payment

   Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

   (1) A bill shall not be filed within the time provided in section ninety;

   (2) A bill, if filed, shall be dismissed as to such stockholder;  or

   (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

   Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.


Sec. 97. Status of shares paid for

   The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.


Sec. 98. Exclusive remedy;  exception

   The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Kevlin Corporation:

We have audited the accompanying consolidated balance sheets of Kevlin Corporation (a Massachusetts corporation) and subsidiaries as of May 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended May 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kevlin
Corporation and subsidiaries as of May 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1995, in conformity with generally accepted accounting principles.



                                                 /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts,
July 7, 1995

                            [Front of Proxy Card]

                              KEVLIN CORPORATION
                     PROXY FOR SPECIAL MEETING TO BE HELD
                                 MARCH 7, 1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having received the Notice of Special Meeting and the Board of Directors' Proxy Statement, hereby appoint(s) Jonathan D. Donaldson and John J. Moran, and each of them, Proxies of the undersigned (with full power of substitution) to attend the above Special Meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of Kevlin Corporation (the "Company") that the undersigned would be entitled to vote, if personally present, hereby revoking any Proxy heretofore given with respect to such shares in regard to all matters which may come before the Meeting, and specifically with respect to that matter set forth on the reverse hereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.
                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------


                                                              [Back of Proxy Card]
             /X/     Please mark votes as
                     in this example.

             1.    To approve and adopt the Agreement and Plan      FOR     AGAINST   ABSTAIN
                   of Merger among the Company, Chelton
                   Communications Systems, Inc. and Kevlin           / /       / /       / /
                   Acquisition Corp.

             2.    To consider and act upon such other business matters or proposals as may properly come before the Meeting.


                                                                    MARK HERE
                                                                   FOR ADDRESS   / /
                                                                   CHANGE AND
                                                                   NOTE AT LEFT


                                                Please sign exactly as name appears hereon.  Joint owners
                                                should each sign.   When signing as attorney, executor,
                                                administrator, trustee or guardian, please give full title as such.

                                                Signature:______________________________________ Date________

                                                Signature:______________________________________ Date________
